UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Trinity Industries, Inc.

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Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
www.trin.net

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 5, 2008

TO: Trinity Industries, Inc. Stockholders:

Please join us for the 2008 Annual Meeting of Stockholders of Trinity Industries, Inc. The meeting will be held at the principal executive offices of the Company, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 5, 2008, at 8:30 a.m., Central Daylight Time.

At the meeting, the stockholders will act on the following matters:

(1) Election of ten directors;

(2) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2008; and

(3) Any other matters that may properly come before the meeting.

All stockholders of record at the close of business on March 21, 2008 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A list of the stockholders is available at the Company’s offices in Dallas, Texas.

By Order of the Board of Directors

PAUL M. JOLAS
Deputy General Counsel – Corporate and Transactions
and Corporate Secretary

April 2, 2008

YOUR VOTE IS IMPORTANT!

Please vote as promptly as possible by using the internet or telephone or by signing, dating, and returning the enclosed proxy card to the address listed on the card.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 5, 2008:

This Proxy Statement and the Annual Report to Stockholders for the fiscal year ended December 31, 2007, are available for viewing, printing, and downloading at www.trin.net.

Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401
www.trin.net

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 5, 2008

This Proxy Statement is being mailed on or about April 2, 2008 to the stockholders of Trinity Industries, Inc. (“Trinity” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 2525 Stemmons Freeway, Dallas, Texas, on Monday, May 5, 2008, at 8:30 a.m., Central Daylight Time (the “Annual Meeting”), or at any postponement or adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company’s mailing address is 2525 Stemmons Freeway, Dallas, Texas, 75207.

You may vote in person by attending the meeting, by completing and returning a proxy by mail, or by using the Internet or telephone. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card. To vote your proxy using the Internet or telephone, see the instructions on the proxy form and have the proxy form available when you access the Internet website or place your telephone call.

The named proxies will vote your shares according to your directions. If you sign and return your proxy but do not make any of the selections, the named proxies will vote your shares FOR the election of the ten nominees for Directors as listed below and FOR the ratification of Ernst & Young LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008. The proxy may be revoked at any time before it is exercised by filing with the Company a written revocation, by executing a proxy bearing a later date or by attending the Annual Meeting and voting in person.

The outstanding voting securities of the Company consist of shares of Common Stock, $1.00 par value per share. The record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment thereof, has been established by the Board of Directors as of the close of business on March 21, 2008. At that date, there were outstanding and entitled to vote 81,411,069 shares of Common Stock.

The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. A holder of Common Stock will be entitled to one vote per share on each matter properly brought before the meeting. Cumulative voting is not permitted in the election of directors.

The proxy card provides space for a stockholder to withhold voting for any or all nominees for the Board of Directors. The election of directors requires a plurality of the votes cast at the meeting. The ratification of the independent auditors requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Shares of a stockholder who abstains from voting on any or all proposals will be included for the purpose of determining the presence of a quorum. However, votes withheld with respect to the election of the Company’s directors will not be counted either in favor of or against the election of the nominees. In the case of the other proposal which is being submitted for stockholder approval, an abstention will effectively count as a vote cast against such proposal. Broker non-votes on any matter, as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, will be treated as shares not entitled to vote with respect to that matter. However, such shares will be considered present and entitled to vote for quorum purposes so long as they are entitled to vote on other matters.

CORPORATE GOVERNANCE

The business affairs of Trinity are managed under the direction of the Board of Directors (also sometimes referred to in this proxy statement as the “Board”) in accordance with the General Corporation Law of the State of Delaware and the Company’s Certificate of Incorporation and Bylaws. The role of the Board of Directors is to oversee the management of the Company for the benefit of the stockholders. This responsibility includes monitoring senior management’s conduct of the Company’s business operations and affairs; reviewing and approving the Company’s financial objectives, strategies, and plans; evaluating the performance of the chief executive officer and other executive officers; and overseeing the Company’s policies and procedures regarding corporate governance, legal compliance, ethical conduct, and maintenance of financial and accounting controls. The Board of Directors first adopted Corporate Governance Principles in 1998, which are reviewed annually by the Corporate Governance and Directors Nominating Committee and were last amended in December 2007. The Company has a long-standing Code of Business Conduct and Ethics, which is applicable to all employees of the Company, including the chief executive officer, the chief financial officer, the chief accounting officer, and the Board of Directors. The Company intends to post any amendments to or waivers from its Code of Business Conduct and Ethics on the Company’s website to the extent applicable to the Company’s chief executive officer, chief financial officer, chief accounting officer, or a director. The Corporate Governance Principles and the Code of Business Conduct and Ethics are available on the Company’s web site at www.trin.net under the heading “Investor Relations/Governance” or in print upon written request to the Corporate Secretary.

The directors hold regular and special meetings, and spend such time on the affairs of the Company as their duties require. During 2007, the Board of Directors held seven meetings. The Board also meets regularly in non-management executive sessions and selects the Presiding Director for the non-management executive sessions. Mr. Jess T. Hay currently serves in that capacity. In 2007, all directors of the Company attended at least 75% of the meetings of the Board of Directors and the committees on which they served. It is Company policy that each of our directors is expected to attend the Annual Meeting. All of our directors were in attendance at the 2007 Annual Meeting.

Independence of Directors

Pursuant to the New York Stock Exchange (the “NYSE”) listing standards, the Board of Directors has adopted a formal set of Categorical Standards of Director Independence to assist in making its determination with respect to director independence under the NYSE listing standards. The Categorical Standards are available on our website at www.trin.net under the heading “Investor Relations/Governance” or in print upon written request to the Corporate Secretary. The Categorical Standards set forth commercial and charitable relationships that will not be considered to be material relationships that would impair a director’s independence. The Board undertook its annual review of director independence and considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. In making its determination the Board applied the Categorical Standards. In addition to applying the Categorical Standards, the Board considered transactions between our subsidiaries and subsidiaries of Austin Industries, Inc. for which Mr. Ronald J. Gafford serves as President and Chief Executive Officer. These transactions were made in the ordinary course of business in arms-length transactions and substantially all were determined by competitive bids. The transactions involved the purchase by Austin Industries or its subsidiaries from our subsidiaries of concrete, highway products, and steel highway bridge girders. Mr. Gafford did not have a direct pecuniary interest in any of the transactions. The Board also considered that the son-in-law of Mr. Hay is employed by the Company in a non-executive officer capacity. As a result of its review, the Board affirmatively determined that the following directors are independent of the Company and its management under the standards set forth in the Categorical Standards: Rhys J. Best, David W. Biegler, Leldon E. Echols, Ronald J. Gafford, Ronald W. Haddock, Jess T. Hay, Adrian Lajous, and Diana S. Natalicio; and that Timothy R. Wallace is not independent because of his employment as Chairman, Chief Executive Officer, and President of the Company and that John L. Adams is not independent because of his previous employment with the Company.

Board Committees

The standing committees of the Board of Directors are the Audit Committee, Human Resources Committee, Corporate Governance and Directors Nominating Committee, and Finance and Risk Management Committee. Each of the committees is governed by a charter, a current copy of which is available on our website at www.trin.net under the heading “Investor Relations/Governance.” A copy of each charter is also available in print to stockholders upon written request addressed to the Corporate Secretary. Mr. Wallace, Chairman, Chief Executive Officer, and President of the Company, does not serve on any Board Committee. Director membership of the committees is identified below.

Corporate
Governance &
			Directors	Finance &
	Audit	Human Resources	Nominating	Risk Management
Director	Committee	Committee	Committee	Committee
John L. Adams				*

Rhys J. Best			*	**

David W. Biegler	**		*	*

Leldon E. Echols	*	*

Ronald J. Gafford		*	*

Ronald W. Haddock	*	**

Jess T. Hay		*	**	*

Adrian Lajous	*			*

Diana S. Natalicio		*

*	Member

**	Chair

Audit Committee

The Audit Committee’s function is to oversee the integrity of the Company’s financial statements and related disclosures; the qualifications, independence, and performance of the Company’s independent auditing firm; the performance of the Company’s internal audit function; the Company’s internal accounting and disclosure control systems; and the Company’s procedures for monitoring compliance with its Code of Business Conduct and Ethics. In carrying out its function, the Audit Committee reviews with management, the chief audit executive, and the independent auditors the Company’s financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent auditors upon the financial condition of the Company and its accounting controls and procedures; reviews with management compliance with corporate policies, compliance programs, internal controls, corporate aircraft usage, summaries of officer travel and entertainment reports; and performs such other matters as the Audit Committee deems appropriate. The Audit Committee also pre-approves all auditing and all allowable non-audit services provided to the Company by the independent auditors. The Audit Committee selects and retains the independent auditors for the Company and approves audit fees. The Audit Committee met seven times during 2007. The Board of Directors has determined that all members of the Audit Committee are “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Board has determined that Mr. Biegler, Chair of the Audit Committee, Mr. Echols, and Mr. Haddock are each qualified as an audit committee financial expert within the meaning of SEC regulations.

Finance and Risk Management Committee

The duties of the Finance and Risk Management Committee generally are to periodically review the financial status of the Company; review the Company’s compliance with certain debt instruments that may exist; make recommendations to the Board regarding financings and authorize financings within limits prescribed by the Board; review and assess risk exposure related to the Company’s operations; monitor the funds for the Company’s benefit plans; and review significant acquisitions and dispositions of businesses or assets and authorize such transactions within limits prescribed by the Board. Each of the members of the Finance and Risk Management Committee, except Mr. Adams, is an independent director under the NYSE listing standards. The Committee met four times during 2007.

Corporate Governance and Directors Nominating Committee

The functions of the Corporate Governance and Directors Nominating Committee are to identify and recommend to the Board individuals qualified to be nominated for election to the Board; recommend to the Board the members and Chairperson for each Board committee; periodically review and assess the Company’s Corporate Governance Principles and the Company’s Code of Business Conduct and Ethics and make recommendations for changes thereto to the Board; periodically review the Company’s orientation program for new directors and the Company’s practices for continuing education of existing directors; annually review director compensation and benefits and make recommendations to the Board regarding director compensation and benefits; review, approve, and ratify all transactions with related persons that are required to be disclosed under the rules of the SEC; annually conduct an individual director performance review of each incumbent director; and oversee the annual self-evaluation of the performance of the Board. Each of the members of the Corporate Governance and Directors Nominating Committee is an independent director under the NYSE listing standards. The Corporate Governance and Directors Nominating Committee met three times during 2007.

In performing its annual review of director compensation, the Corporate Governance and Directors Nominating Committee utilizes independent compensation consultants from time to time to assist in making its recommendations to the Board. In 2005, the Corporate Governance and Directors Nominating Committee retained the services of Pearl Meyer & Partners to provide a comparator group study of Board compensation. After a review of the consultant’s report, the Corporate Governance and Directors Nominating Committee recommended, and the Board approved, a change in director compensation effective October 1, 2005. In 2006 and 2007, the Company’s Vice President, Human Resources and Shared Services (the “VP of Human Resources”), in consultation with the Chairman of the Corporate Governance and Directors Nominating Committee, prepared a director compensation review of several relevant director compensation studies and a peer group of comparable sized companies. After a review of the report, the Corporate Governance and Directors Nominating Committee recommended, and the Board approved, the current director compensation effective October 1, 2006. No changes to director compensation were made in 2007.

The Corporate Governance and Directors Nominating Committee will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Corporate Governance and Directors Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. To have a candidate considered by the Corporate Governance and Directors Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder, evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership, and a description of all arrangements or understandings regarding the submittal between the stockholder and the recommended candidate; and

•	The name, age, business, and residence addresses of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the person’s consent to be a director if selected by the Corporate Governance and Directors Nominating Committee, nominated by the Board, and elected by the stockholders.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 2525 Stemmons Freeway, Dallas, Texas 75207 and must be received by the Corporate Secretary not less than

120 days prior to the anniversary date of the date the Company’s proxy statement was released in connection with the previous year’s Annual Meeting of Stockholders.

The Corporate Governance and Directors Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate depth of experience at the policy making level in business, government or education, possess the ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company and a willingness to exercise independent judgment, and have an impeccable reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Directors Nominating Committee examines a candidate’s time availability, the candidate’s ability to make analytical and probing inquiries, and financial independence to ensure he or she will not be financially dependent on director compensation.

The Corporate Governance and Directors Nominating Committee identifies potential nominees by asking, from time to time, current directors and executive officers for their recommendation of persons meeting the criteria described above who might be available to serve on the Board. The Corporate Governance and Directors Nominating Committee also may engage firms that specialize in identifying director candidates. As described above, the Corporate Governance and Directors Nominating Committee will also consider candidates recommended by stockholders.

Once a person has been identified by the Corporate Governance and Directors Nominating Committee as a potential candidate, the Corporate Governance and Directors Nominating Committee makes an initial determination regarding the need for additional Board members to fill vacancies or expand the size of the Board. If the Corporate Governance and Directors Nominating Committee determines that additional consideration is warranted, the Corporate Governance and Directors Nominating Committee will review such information and conduct interviews as it deems necessary in order to fully evaluate each director candidate. In addition to the qualifications of a candidate, the Corporate Governance and Directors Nominating Committee will consider such relevant factors as it deems appropriate, including the current composition of the Board, the evaluations of other prospective nominees, and the need for any required expertise on the Board or one of its committees. The Corporate Governance and Directors Nominating Committee also seeks for the Board to be balanced as to its diversity, experience, skills, and expertise. The Corporate Governance and Directors Nominating Committee’s evaluation process will not vary based on whether or not a candidate is recommended by a stockholder.

Human Resources Committee

The Human Resources Committee (the “HR Committee”) assists the Board of Directors in their fiduciary responsibilities relating to the fair and competitive compensation of the Company’s Chief Executive Officer and other senior executives. The HR Committee also discusses management succession and administers and makes or recommends awards under the Company’s incentive compensation and equity based plans. The HR Committee annually evaluates the leadership and performance of Mr. Wallace, our Chairman, Chief Executive Officer, and President (collectively referred to as the “CEO”). The CEO also provides to the HR Committee his assessment of the performance of his direct reports. The HR Committee also has access to the Company’s key leaders. For all of 2007, the members of the HR Committee were Messrs. Haddock, Gafford and Hay and Dr. Natalicio. In December 2007, Mr. Echols joined the HR Committee. Each of these members of the HR Committee is an independent director under the NYSE listing standards. The HR Committee met seven times during 2007.

The HR Committee annually recommends to the Company’s independent directors the total compensation for the CEO. The independent directors are responsible for approving the CEO’s compensation. The HR Committee reviews and approves compensation for the Chief Financial Officer (the “CFO”) and other executive officers named in the “Summary Compensation Table” (collectively, along with the CEO, are referred to in this proxy statement as the “named executive officers”).

The Role of the Compensation Consultant

The HR Committee hires independent executive compensation consultants to provide an assessment of the Company’s executive compensation program and to perform four key tasks. The consultants review and assist management in the design of the Company’s compensation program. They provide insight into best practices used by other companies. They benchmark the Company’s compensation pay levels with comparator companies and relevant industry surveys. And, they provide input to the HR Committee on the structure and overall competitiveness of the Company’s compensation programs. The HR Committee has found significant benefit from using independent consultants and as a result, the Company has been able to use best practices and maintain competitive compensation programs.

The HR Committee retained the services of Longnecker and Associates (referred to in this proxy statement as “L&A”), a regionally recognized compensation consultant firm, as its compensation consultant to assist in providing an independent assessment of the executive compensation program. L&A reported directly to the HR Committee for the purposes of advising it on matters relating to 2007 and 2008 compensation. Representatives of L&A attended all but one of the HR Committee meetings during 2007. The services of L&A are used only in conjunction with executive compensation matters. L&A is not retained by the Company for any other purposes.

The HR Committee instructed L&A to provide analyses, insight, and benchmarking information for 2007 on the 25 highest compensated executives to determine whether the compensation packages for these executives were competitive with the market and met the objective of the Company to hire, attract, and retain the best talent. L&A was instructed to:

•	review the total direct compensation (base salary, annual incentive and long term incentive);

•	confirm that the comparator companies selected by the HR Committee were appropriate for competitive benchmarking; and

•	gather publicly traded comparator company proxy statements and market surveys to ascertain market competitive rates specifically for the named executive officers.

L&A was instructed to benchmark all components of compensation as well as to calculate a market median for each position, develop a compensation range using the market median and 75th percentile, and present their findings to the HR Committee.

The Role of Management

The CEO, the CFO, and the VP of Human Resources work with the HR Committee and the compensation consultant to develop the framework and design the plans for each of the components of compensation. The CEO and CFO recommend the financial performance measurements for the annual incentive awards and the long term performance-based restricted stock awards, subject to HR Committee approval for all named executive officers, except Mr. Wallace. The HR Committee recommends to the independent directors Mr. Wallace’s compensation for their approval. The Chief Accounting Officer and the CFO certify as to the achievement of these financial performance measures. The VP of Human Resources implements compensation-related policies and procedures and oversees the execution of each plan. The CEO makes recommendations to the HR Committee on compensation for each of the other named executive officers.

The Role of the HR Committee

The HR Committee annually reviews management’s assessment of the performance of the 25 highest paid executives of the Company and its subsidiaries. The review is conducted prior to the year in which any adjustment to base salary, annual incentive or long term incentive becomes effective. Both annual incentives and long term incentives are established as a percent of base salary with threshold, target and maximum payout levels.

The HR Committee realizes that comparator benchmarking requires certain levels of interpretation due to the complexities associated with executive compensation plans and the evolution of public company compensation disclosures. The HR Committee uses the benchmarking information provided by the compensation consultant as a general guideline and retains the right to make adjustments to compensation levels based on what the HR Committee believes is in the best interests of the Company’s stockholders. The HR Committee uses its judgment and bases its consideration of each executive’s compensation on past and expected future performance in respect to specific financial, strategic, and operating objectives; the scope of each executive’s responsibilities within the Company; the executive’s value to the Company; and a combination of competitive market survey data and proxy statement peer company data that establishes the market ranges against which compensation is benchmarked. The HR Committee also periodically considers the benefits of a supplemental retirement plan as a part of the total compensation of the CEO.

Compensation Committee Interlocks and Insider Participation

Messrs. Echols, Gafford, Haddock, and Hay and Dr. Natalicio served on the HR Committee during the last completed fiscal year. None of the members of the HR Committee has ever served as an executive officer or employee of the Company or any of its subsidiaries. There were no compensation committee interlocks during 2007.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties by mail. Stockholders and other interested parties may contact any member of the Board, including the Presiding Director, Mr. Hay, or the non-management directors as a group, any Board committee or any chair of any such committee. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent “c/o Corporate Secretary” at 2525 Stemmons Freeway, Dallas, Texas 75207.

All communications received as set forth in the preceding paragraph will be opened by the office of our Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten members.

Following a recommendation from the Corporate Governance and Directors Nominating Committee, each of the members of the Board of Directors has been nominated by the Board for election at the Annual Meeting to hold office until the later of the next Annual Meeting or the election of their respective successors. The director nominees are John L. Adams, Rhys J. Best, David W. Biegler, Leldon E. Echols, Ronald J. Gafford, Ronald W. Haddock, Jess T. Hay, Adrian Lajous, Diana S. Natalicio and Timothy R. Wallace. Mr. Echols was recommended to the Corporate Governance and Directors Nominating Committee by a non-management director. Mr. Echols joined the Board of Directors on September 10, 2007. The Board of Directors has determined that all of the director nominees other than Mr. Wallace and Mr. Adams are “independent directors.” Mr. Wallace is our Chairman, Chief Executive Officer, and President, and Mr. Adams served as a non-executive Vice Chairman within the last three years. Therefore, the Board of Directors has concluded that neither person is currently an independent director.

The information provided below is biographical information about each of the nominees.

Nominees

Timothy R. Wallace, 54. Director since 1992. Mr. Wallace has been Chairman, Chief Executive Officer, and President of the Company since 1999.

John L. Adams, 63. Director since 2007. Member of the Finance and Risk Management Committee. Mr. Adams served as Executive Vice President of the Company from January 1999 to June 2005, serving thereafter on a part time basis as Vice Chairman until leaving the employ of the Company to join the Board in March 2007. He has been engaged in private investments since 2007. Mr. Adams is the non-executive Chairman of the Board and a director of

Group 1 Automotive, Inc., a public company engaged in the ownership and operation of automotive dealerships and collision centers.

Rhys J. Best, 61. Director since 2005. Chairman of the Finance and Risk Management Committee and member of the Corporate Governance and Directors Nominating Committee. Mr. Best served beginning in 1999 as Chairman, President and CEO of Lone Star Technologies, Inc., a company engaged in producing and marketing casing, tubing, line pipe and couplings for the oil and gas, industrial, automotive, and power generation industries. He was also a director of, and remained in these positions with, Lone Star Technologies, Inc., until its acquisition by United States Steel Corporation in June 2007. Mr. Best has been engaged in private investments since 2007. He is also a member of the board of directors of Crosstex Energy, L.P., an energy company engaged in the gathering, transmission, treating, processing, and marketing of natural gas and natural gas liquids; Austin Industries, Inc., a civil, commercial, and industrial construction company; and McJunkin Red Man Corporation, a company engaged in the distribution of industrial PVF products, serving the refining, chemical, petrochemical, gas distribution and transmission, oil and gas exploration and production, pharmaceutical, and power generation industries.

David W. Biegler, 61. Director since 1992. Chairman of the Audit Committee and a member of the Corporate Governance and Directors Nominating Committee and the Finance and Risk Management Committee. Mr. Biegler began serving during 2003 as Chairman of Estrella Energy L.P., a company engaged in the natural gas transportation and processing industry. He retired as Vice Chairman of TXU Corporation at the end of 2001, having served TXU Corporation as President and Chief Operating Officer from 1997 until 2001. Mr. Biegler is also a director of Dynegy Inc., a company engaged in power generation; Southwest Airlines, Inc., a major domestic airline; Animal Health International, a company engaged in selling and distributing animal health products; Austin Industries, Inc., a civil, commercial and industrial construction company; and Guaranty Financial Group Inc., a company conducting consumer and business banking activities and providing property, casualty, and life insurance products.

Leldon E. Echols, 52. Director since 2007. Member of the Audit Committee and the Human Resources Committee. He served as Executive Vice President and Chief Financial Officer of Centex Corporation from 2000 until 2006 when he retired. Prior to joining Centex, he spent 22 years with Arthur Andersen LLP and served as Managing Partner, Audit Practice for North Texas, Colorado and Oklahoma Region from 1997 — 2000. Mr. Echols is a certified public accountant and a member of the American Institute of Certified Public Accountants and the Texas Society of CPAs. Mr. Echols has been engaged in private investments since 2006. He is a member of the Board of Directors of Crosstex Energy, L.P., an energy company engaged in the gathering, transmission, treating, processing and marketing of natural gas and natural gas liquids; Crosstex Energy, Inc., a company holding partnership interests of Crosstex Energy, L.P.; Roofing Supply Group Holdings, Inc., a company engaged in the distribution of roofing and related construction materials; and Colemont Corporation, a company engaged in insurance and reinsurance brokerage and related services.

Ronald J. Gafford, 57. Director since 1999. Member of the Human Resources Committee and the Corporate Governance and Directors Nominating Committee. Mr. Gafford has been President and Chief Executive Officer of Austin Industries, Inc., a civil, commercial, and industrial construction company, since 2001.

Ronald W. Haddock, 67. Director since 2005. Chairman of the Human Resources Committee and member of the Audit Committee. Mr. Haddock was Chief Executive Officer of FINA, Inc. from December 1989 until his retirement in July 2000. He was also the Executive Chairman, CEO, and director of Prisma Energy International, a power generation, distribution and natural gas distribution company from August 2003 until its acquisition by Ashmore Energy International Limited. He currently serves as Chairman of the Board of AEI Services, LLC, an international power generator and distributor and natural gas distribution company; Rubicon Offshore International, an offshore oil storage and production well services company; and Safety-Kleen Systems, Inc., an environmental services, oil recycling, and refining company; and is a director of Alon USA Energy, Inc., a petroleum refining and marketing company, and Adea Solutions, Inc., a high-tech personnel and consulting firm.

Jess T. Hay, 77. Director since 1965. Chairman of the Corporate Governance and Directors Nominating Committee and a member of the Human Resources Committee and the Finance and Risk Management Committee. Mr. Hay is the retired Chairman and Chief Executive Officer of Lomas Financial Corporation, a diversified financial services company formerly engaged principally in mortgage banking, retail banking, commercial leasing, and real estate lending, and of Lomas Mortgage USA, a mortgage banking institution. He is also Chairman of the Texas Foundation for Higher Education. Mr. Hay is a director of Viad Corp. which is a convention and event services, exhibit design and construction, and travel and recreational services company, and a director of MoneyGram International, Inc. which is a payment services and money transfer business.

Adrian Lajous, 64. Director since December 2006. Member of the Audit Committee and the Finance and Risk Management Committee. Mr. Lajous has been Senior Energy Advisor, McKinsey & Company, a management consulting firm, and President of Petrométrica, SC., an energy consulting company, since 2001. Mr. Lajous served Pemex in several capacities between 1982 and 1999, having served as Director General and CEO from 1994-1999. Mr. Lajous is Chairman of the Oxford Institute for Energy Studies and is a director of Schlumberger, Ltd., an oilfield services company, supplying technology, project management, and information solutions to the oil and gas industry; Ternium, S.A., a company engaged in the production and distribution of semi-finished and finished steel products; and Grupo Petroquímico Beta, a private Mexican chemical company.

Diana S. Natalicio, 67. Director since 1996. Member of the Human Resources Committee. Dr. Natalicio has been President of the University of Texas at El Paso since 1988. Dr. Natalicio was appointed by President George H.W. Bush to the Commission on Educational Excellence for Hispanic Americans and by President William J. Clinton to the National Science Board and to the President’s Committee on the Arts and Humanities.

The Board of Directors recommends that you vote FOR all of the Nominees.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

The Audit Committee has appointed Ernst & Young LLP (“Ernst & Young”) as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008, subject to ratification of stockholders.

The Company has been advised by Ernst & Young that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors, and consultants.

Ernst & Young, or a predecessor of that firm, has been the auditors of the accounts of the Company each year since 1958. The Company has also been advised that representatives of Ernst & Young will be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm for Fiscal Years 2007 and 2006

The following table presents fees for professional audit services rendered by Ernst & Young for the audits of the Company’s annual financial statements for the years ended December 31, 2007 and 2006, and fees for other services rendered by Ernst & Young during those periods:

	2007	2006

Audit fees	$2,850,750	$2,643,200
Audit-related fees	53,800	109,249
Tax fees	119,286	529,714
All other fees	—	—

Services rendered by Ernst & Young in connection with fees presented above were as follows:

Audit Fees

In fiscal years 2007 and 2006, audit fees includes fees associated with the annual audit of the Company’s financial statements, the assessment of the Company’s internal control over financial reporting as integrated with the annual audit of the Company’s financial statements, the quarterly reviews of the financial statements included in the Company’s Form 10-Q filings, statutory audits in Mexico and Europe, and consents included in other SEC filings.

Audit-Related Fees

Audit-related fees include fees for employee benefit plan audits, use of online research tools, and certain compliance audits.

Tax Fees

Tax fees in fiscal years 2007 and 2006 include fees for tax advice, tax planning, and tax return review.

All Other Fees

There were no fees for other services not included above.

The Audit Committee pre-approves all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services, and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by Ernst & Young. In addition, the Audit Committee also may pre-approve particular services on a case-by-case basis. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. Pursuant to this delegation, the Chair must report any pre-approval decision by him to the Audit Committee at its first meeting after the pre-approval was obtained. Under this policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular services or category of services and includes an anticipated budget.

Report of the Audit Committee

We are a standing committee comprised of independent directors as “independence” is currently defined by SEC regulations and the applicable listing standards of the NYSE. Our Board of Directors has determined that three of the members of the Audit Committee are “audit committee financial experts” as defined by applicable SEC rules. We operate under a written charter adopted by our Board of Directors. A copy of the charter is available free of charge on our website at www.trin.net under the heading “Investor Relations/Governance” or by writing to Trinity Industries, Inc. 2525 Stemmons Freeway, Dallas, Texas 75207 c/o Corporate Secretary.

We annually select the Company’s independent auditors. That recommendation is subject to ratification by the Company’s stockholders.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. As provided in our charter, our responsibilities include the monitoring and oversight of these processes.

Consistent with our charter responsibilities, we have met and held discussions with management and the independent auditors. In this context, management and the independent auditors represented to us that the Company’s consolidated financial statements for the fiscal year ended December 31, 2007 were prepared in accordance with U.S. generally accepted accounting principles. We reviewed and discussed the consolidated financial statements with management and the independent auditors and discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The Company’s independent auditors have also provided to us the written disclosures required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees, and we discussed with the independent auditors that firm’s independence. We also considered whether the provision of non-audit services is compatible with maintaining the independent auditors’ independence and concluded that such services have not impaired the auditors’ independence.

Based upon our reviews and discussions with management and the independent auditors and our review of the representation of management and the report of the independent auditors to the Audit Committee, we recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Audit Committee

David W. Biegler, Chairman
Leldon E. Echols
Ronald W. Haddock
Adrian Lajous

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Company’s long term strategic corporate vision is to become a premier multi-industry growth company that provides superior value to our stockholders. The Company’s executive compensation program is designed to facilitate and motivate its executives to conduct an orderly transition from a highly successful diversified industrial cyclical company into a premier multi-industry growth company.

Objectives of our Compensation Program

The HR Committee’s primary objectives for the Company’s executive compensation program are to:

•	attract, motivate, and retain the key executives needed to enhance the profitability of the Company;

•	encourage the highest level of performance and accountability for the overall success of the Company;

•	provide an incentive for long term value creation for our stockholders;

•	align compensation with short term and long term business objectives and strategies, financial targets, and the core values of the Company; and

•	align compensation as appropriate with the cyclical nature of the Company’s businesses.

Design of our Compensation Program

Our compensation program is intended to reinforce the importance of performance and accountability at both the individual and corporate achievement levels. Our compensation program is designed to:

•	provide a reasonable balance between short term and long term compensation;

•	provide a reasonable mix of fixed and incentive-based compensation;

•	retain key executives through the cycles of our businesses;

•	be competitive with our compensation peer group; and

•	use equity-based awards, stock ownership guidelines, and annual incentives that are linked to stockholder value.

Components of Compensation

The executive compensation program has four key components:

•	base salary;

•	a simplified executive perquisites payment;

•	annual incentive plans designed to focus on short term performance; and

•	long term incentive plans designed to encourage the Company’s position as a premier multi-industry growth company.

Strategic and Operational Performance Linkage

Each year management prepares a strategic review of the Company’s businesses as well as the Company as a whole. The Company’s strategies are linked to the corporate strategic vision and provide a multi-year projection of financial results, including fully diluted earnings per share (referred to in this proxy statement as “EPS”) and return on equity (referred to as “ROE”). This plan is reviewed and discussed annually with the Board of Directors. Following its strategic discussions with the Board, management prepares operational plans and budgets that provide specific performance measurements and goals required to achieve the strategies for the next year. The Company’s budgets are reviewed and approved annually by the Board of Directors.

Executive incentive target levels are linked to the Company’s strategic plans and budget. Threshold, target, and maximum level performance goals are established for the performance-based long term incentive compensation plan, including EPS and ROE goals. These performance-based long term incentive compensation financial goals are a means of encouraging management to remain focused on initiatives that maximize stockholder return over the long term. The HR Committee uses the Board-approved annual budget as a guideline when establishing the target level performance goals for the annual incentive compensation plan. These annual incentive compensation financial goals are used to encourage management to focus resources on key short term earnings objectives.

The Company notes that the performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community for 2008 or that the Company will provide for future years and should not be considered as statements of the Company’s expectations or estimates.

The Named Executive Officers

The Board of Directors has delegated to the HR Committee oversight of our executive compensation program. The HR Committee reviews and recommends to the independent directors the compensation for the CEO. The HR Committee reviews and approves the compensation of the CFO and the other named executive officers. The five named executive officers for 2007 were:

•	Timothy R. Wallace, Chairman, Chief Executive Officer, and President

•	William A. McWhirter, Senior Vice President and Chief Financial Officer

•	Mark W. Stiles, Senior Vice President and Group President

•	D. Stephen Menzies, Senior Vice President and Group President

•	Martin Graham, President of Trinity North American Freight Car, Inc. (“Trinity Freight Car”)

Mr. Graham retired from his position as President of Trinity Freight Car effective January 15, 2008. As a result of his knowledge, skills, and talents, the Company entered into a Retirement Transition Agreement with him pursuant to which he will serve as an advisor until December 31, 2011. For more information on the HR Committee, its members and its processes, see the section of this proxy statement entitled “Corporate Governance — Human Resources Committee.”

Competitive Analysis through Benchmarking

One of the HR Committee’s primary objectives related to the executive compensation program is to “attract, motivate, and retain” the key executives needed to enhance the profitability of the Company. To this end, the HR Committee directs its compensation consultant to perform a total compensation study and include benchmarking information on each of the named executive officers. During 2006 and 2007, the HR Committee retained Longnecker & Associates (L&A) as its compensation consultant.

The benchmarks for the 50th percentile (market median) and 75th percentile were a combination of peer proxy statement data (referred to in this proxy statement as “comparator companies”) and market survey data. The HR Committee selected 16 comparator companies to benchmark based on criteria that included:

•	industry (manufacturing, construction, and industrial);

•	size (based on revenues, assets, market capitalization, and total number of employees);

•	competitiveness (companies that potentially compete with the Company); and

•	comparable executive positions (companies with executive positions with similar breadth, complexity, and scope of responsibility).

The comparator companies for each of the named executive officers for their 2007 compensation is shown in Table 1.

Table 1 — Comparator Companies Used for Proxy Statement Data by Named Executive Officer

Position Benchmarked	CEO	CFO/SVP	EVP/SVP	EVP/SVP	DIV. PRES.
Comparator Companies	Timothy R. Wallace	William A. McWhirter	Mark W. Stiles	D. Stephen Menzies	Martin Graham
Terex Corporation	X	X	X	X	X
Dover Corporation	X	X	X	X	X
Ball Corporation	X	X	X	X
Avery Dennison Corporation	X	X	X	X
Leggett & Platt, Incorporated	X		X	X	X
The Timken Company	X	X			X
Cooper Industries, Ltd.	X	X	X	X
The Stanley Works	X	X	X	X	X
BJ Services Company	X	X	X	X	X
Worthington Industries, Inc.	X	X	X	X	X
Vulcan Materials Company	X	X	X	X
Harsco Corporation	X		X	X
Briggs & Stratton Corporation	X	X	X	X	X
Teleflex Incorporated	X	X			X
Chicago Bridge & Iron Company N.V.	X	X	X	X	X
Martin Marietta Materials, Inc.	X		X	X	X
Total Comparator Companies	16	13	14	14	12*

*	Mr. Graham’s comparator company group also included GATX Corporation.

As noted in Table 1, Mr. Wallace was benchmarked against all 16 comparator companies and Messrs. McWhirter, Stiles, Menzies and Graham were benchmarked against between 12 and 14 comparator companies. Mr. McWhirter was not benchmarked against three companies because their proxies did not disclose the compensation of their CFOs. Messrs. Stiles, Menzies and Graham were not benchmarked against companies that did not report comparable operations positions.

In addition to the comparator company proxy statement data, comparison data was pulled from published survey sources as shown in Table 2. The 2006 ERI Report data was based on the Industrial Machinery and Equipment industry segment with revenue ranges based on the specific named executive officer’s responsibility level. For Messrs. Wallace and McWhirter, the revenue range was based on the Company’s corporate revenue for 2006 of $3.2 billion. For the remaining three named executive officers, the ERI data was based on companies with business unit-specific revenue comparable to the Company. The 2006 Wyatt Regression Report data was based on the Durable Goods Manufacturing industry segment for companies with annual revenue amounts similar to the Company. The 2006 Wyatt Industry Report data was based on the Durable Goods Manufacturing industry. The 2006 Mercer Report data was based on the Manufacturing industry segment that included companies with revenue ranging from $2 billion to $5 billion. Table 2 shows the survey sources and data captured from each survey.

Table 2 — Survey Sources by Named Executive Officer

Position Benchmarked	CEO	CFO/SVP	EVP/SVP	EVP/SVP	DIV. PRES.
Survey Sources	Timothy R. Wallace	William A. McWhirter	Mark W. Stiles	D. Stephen Menzies	Martin Graham
2006 ERI Report	B	B	B	B	(1)
2006 Wyatt Regression Report	B, S, L	B, S, L	B, S, L	B, S, L	B, S, L(2)
2006 Mercer Report	B, S	B, S	B, S	B, S	B, S

Legend: B = Base Pay; S = Short Term Incentive; L = Long Term Incentive

(1)	No relevant job match in survey

(2)	Mr. Graham was compared to 2006 Wyatt Industry Report data, which included Mr. Graham’s position

Based on the 2006/2007 WorldatWork Total Salary Increase Budget Survey, all published survey data was time-adjusted to January 1, 2007 using the survey recommended annual adjustment factor of 3.7%.

After determining the appropriate job match(es) for each published survey and identifying the appropriate comparator companies proxy statement data for each named executive officer position, L&A analyzed each component of pay. For the named executive officers, L&A benchmarked the market using a combination of the comparator company proxy statement data and the published industry survey data. Each set of data was weighted equally for purposes of the elements of compensation, except for annual incentive compensation which was benchmarked solely against survey data.

The following discussion should be read in conjunction with the “Summary Compensation Table” and related tables and narrative disclosure that follows the tables which set forth the compensation of our CEO and the other named executive officers.

Total Target Compensation Overview

The HR Committee bases its consideration of each named executive officer’s compensation on:

•	past and expected future performance in respect to specific financial, strategic, and operating objectives;

•	the scope of each executive’s responsibilities within the Company;

•	the executive’s value to the Company; and

•	a combination of competitive market survey data and comparator company proxy statement data that establishes the market ranges against which compensation is benchmarked.

The HR Committee realizes that comparator benchmarking requires certain levels of interpretation due to the complexities associated with executive compensation plans and the evolution of public company compensation disclosures. The HR Committee uses the benchmarking information provided by the compensation consultant as a general guideline and retains the right to make adjustments to compensation levels based on what the HR Committee believes is in the best interests of the Company’s stockholders.

The HR Committee generally targets total compensation for the named executive officers to be between the 50th and 75th percentile of compensation paid to executives in similar positions at companies that comprise a comparator company group. The HR Committee develops the total compensation amounts using the criteria above and the percentile targets as general guidelines. Total compensation targets may be set closer to the market 50th percentile if named executive officers are in the early stages of their careers or relatively new to their current positions. Total compensation targets may be set at or above the market 75th percentile if named executive officers are seasoned executives with seniority in their roles at the Company or have extensive work experience in similar positions at other companies.

To determine if any adjustments should be made to compensation, the HR Committee used tally sheet information that set forth total compensation and benefits paid and potentially payable to each named executive officer, including estimated pension benefits, and equity holdings. Although compensation adjustments were made for 2007 based on other criteria disclosed herein, the HR Committee determined that no adjustments were necessary based on tally sheet data.

While there is no pre-established policy or target for the allocation between short term and long term, or fixed and incentive-based compensation, the aggregate results of the Company’s compensation and benefits program for named executive officers have generally reflected the following:

Short term compensation versus long term compensation

A named executive officer’s short term compensation typically falls within a range of 35% to 65% of his total potential compensation, is normally paid in cash and consists of three primary components:

•	base salary;

•	annual incentive compensation; and

•	executive perquisites.

A named executive officer’s long term compensation typically falls within a range of 35% to 65% of total potential compensation and consists of three primary components:

•	retirement benefits;

•	deferred compensation; and

•	long term incentive compensation that is typically paid with equity awards.

Fixed versus incentive-based compensation

The Company’s objectives include encouraging the highest level of performance and accountability for the overall success of the Company and providing an incentive for long term value creation for our stockholders. The incentive-based compensation component is based on achievement of measurable goals or has vesting requirements that may or may not be achieved. The named executive officer’s incentive-based compensation includes the following components:

•	annual incentives typically paid in cash; and

•	long term incentives typically paid through equity awards.

Incentive-based compensation is generally 60% to 70% of a named executive officer’s total compensation. The percentage of compensation that is incentive-based increases as a named executive officer’s scope of responsibilities increases. As Chairman, Chief Executive Officer, and President of the Company, Mr. Wallace has a unique and greater set of responsibilities as compared to the other named executive officers, including having ultimate responsibility for the overall success of the Company. As a result, he has the highest percentage of incentive-based compensation.

Elements of Compensation

Set forth below are the elements of compensation, how these elements were applied to each named executive officer, and the analysis of why such amounts were paid or set.

Base Salary

Base salary is intended to provide a named executive officer a consistent level of pay that appropriately and fairly compensates the executive for the scope of responsibility for the position and enables the Company to achieve its objectives of attracting, motivating, and retaining key executives. The HR Committee targets the 50th percentile of the market (the market median) as a starting point for discussions pertaining to an executive’s base salary. After evaluating the benchmark data, the CEO discusses with the HR Committee his evaluation of each named executive officer’s performance for the past year; specific achievements he believes should be highlighted; changes in scope or complexity of responsibility that have occurred or will occur in the next year; operating results; organizational improvements; expected future performance; and relative pay equity among the named executive officers.

Benchmarking Analysis

For each named executive officer, L&A determined an overall market median (50th percentile) and 75th percentile by equally weighting the data from the relevant data sources and proxy statement data from the peer comparator companies (disclosed previously in this proxy statement). The data from published surveys and proxy statements were averaged to arrive at an overall benchmark for base pay. The base salary of each named executive officer for 2007 as compared to the percentage above or below the 50th and 75th percentiles is set forth in Table 3.

Table 3 — Base Salary Benchmarking

Named Executive Officer	Base Salary	50th Percentile(1)	75th Percentile(1)
Timothy R. Wallace	$950,000	11% above	3% below

William A. McWhirter	$425,000	5% above	15% below

Mark W. Stiles	$520,000	12% above	7% below

D. Stephen Menzies	$520,000	12% above	7% below

Martin Graham	$437,000	32% above	7% above

(1)	Indicates the position of the Company’s 2007 base salary as compared to the market 50th and 75th percentiles using the following formulas: The Company 2007 base salary dollar amount divided by 2007 market 50th percentile dollar amount and the Company 2007 base salary dollar amount divided by 2007 market 75th percentile dollar amount.

Base Salary Results

The base salaries for 2007 for the named executive officers can be found in the “Summary Compensation Table.” The base salary of all of the named executive officers except Mr. Graham was within the compensation range established for each position. Mr. Graham’s salary was set at $437,000, due to the significant growth of the business that he led, his tenure in the industry and his deep knowledge of railcar production and capacity planning. Mr. Wallace’s base salary was not changed for 2007 from his 2006 base salary at his request and was approved by the independent directors. The base salary for Mr. Stiles for 2007 was increased by 6% from his 2006 base salary to $520,000, due to the complex business operations that he oversees, past and projected performance of the businesses that he oversees, and his individual leadership skills. The base salary for Mr. Menzies for 2007 was increased by 8% from his final 2006 base salary to $520,000, due to the complex business operations he oversees, past and projected performance of the businesses he oversees, and his individual leadership skills. Mr. McWhirter’s base salary was set at $425,000, a rate intended to be competitive with other CFO positions and reflective of his short tenure in this position.

Executive Perquisite Allowance

The Executive Perquisite Allowance replaces traditional benefits for executives such as country, health, dinner, luncheon or airport club dues, and fees and expenses incurred in financial planning and income tax preparation. Currently the Executive Perquisite Allowance is 10% of base salary for the named executive officers. The level of perquisites is tied to the Company’s earnings for the previous year. The HR Committee modifies the percentage based on the Company’s performance for the previous year. Each named executive officer is required to use $6,000 of the amount received under the Executive Perquisite Allowance to maintain a four-door sedan, including insurance and other maintenance, and to forego reimbursement for the first 10,000 business miles annually. In 2007, the Plan did not reimburse any named executive officer for mileage in excess of 10,000 miles.

Additional information on the value of perquisites offered to each named executive officer in 2007 can be found in the footnotes and narrative disclosure pertaining to the “Summary Compensation Table.”

Annual Incentive Compensation

Our annual incentive program (referred to as “AIP”) is an integral component of our compensation program. It is designed to link and reinforce our executive decision-making and performance with the annual goals of the Company as well as ensure the highest level of accountability for the overall success of the Company. Since annual incentive compensation (referred to as “AIC”) comprises 30% to 40% of a named executive officer’s total compensation package, this portion of our compensation program provides significant motivation for the named executive officers to achieve the performance goals pre-established by the HR Committee.

AIC levels are expressed as a percentage of base salary. The Company establishes AIC threshold, target, and maximum levels for each named executive officer. AIC is normally paid out in cash because it is an award that recognizes current performance.

Benchmarking Annual Incentive Compensation

AIC payouts are tied to the performance of the Company or a business unit rather than an individual’s performance. To determine competitive market benchmarks for AIC targets, L&A used published survey data from the Wyatt and Mercer surveys (previously discussed in this proxy statement). Based on the benchmark data, the AIC target levels for each of the named executive officers fell between the 50th and 75th percentiles. The AIC target levels for each named executive officer for 2007 as compared to the percentage above or below the 50th and 75th percentiles is set forth in Table 4.

Table 4 — Annual Incentive Compensation Targets for Named Executive Officers

	AIC Target
Named Executive Officer	(% of Base Salary)	50th Percentile(1)	75th Percentile(1)
Timothy R. Wallace	90%	23% above	18% below

William A. McWhirter	60%	15% above	14% below

Mark W. Stiles	60%	15% above	13% below

D. Stephen Menzies	60%	15% above	13% below

Martin Graham	60%	28% above	5% below

(1)	Indicates the position of the Company’s 2007 AIC target percentage as compared to the market 50th and 75th percentiles using the following formulas: The Company’s 2007 AIC target percentage divided by 2007 market 50th percentile AIC target percentage and the Company’s 2007 AIC target percentage divided by 2007 market 75th percentile AIC target percentage.

Establishing Annual Incentive Payout Levels

The HR Committee establishes performance payout levels for the components of the AIC, consisting of threshold, target, maximum and Exceptional Performance Incentive Program (“EPIP”). EPIP is an amount that could be earned by the named executive officers above their normal maximum. EPIP is used to focus management on maximizing improvement of EPS.

A named executive officer will not receive any AIC until the threshold performance goal is met or surpassed. The actual amount of AIC awarded is commensurate with the financial performance achievements and is prorated between the threshold level and EPIP level.

The HR Committee may adjust, from year to year, the performance criteria or other elements of an executive’s AIP. The HR Committee may elect to provide the named executive officers and other select key executives with the opportunity to earn additional AIC for achievement of measurable Company-based financial results beyond the normal cap placed on the AIC payout. The Company’s AIP may contain elements designed to focus management on other performance criteria.

The HR Committee established the AIC target levels and AIC maximum levels after considering the benchmark data provided by L&A. The HR Committee retains the exclusive right to modify the level of participation for the AIP if an executive’s responsibilities change significantly and to reduce a named executive officer’s AIC on a discretionary basis for failing to meet normal job performance expectations.

Setting 2007 Annual Incentive Compensation Performance Goals

The HR Committee determined that the best short term performance metric for the Company’s AIP was EPS since the 2007 budget reflected it would be a growth year. The EPS goals were based on improvement from 2006 and ranged from threshold level of 5% improvement, target level of 15% improvement, and a maximum level of 25% improvement from 2006 EPS. The target level goal of 15% improvement from 2006 EPS was selected since it would require significant improvement over 2006 results and exhibit strong performance by the Company. The range between threshold performance and maximum performance was recommended by management to the HR Committee and approved by the HR Committee. At the time the performance goals were implemented, this performance goal range reflected the appropriate potential challenges and opportunities associated with the Company’s 2007 budget. In addition, to encourage management to stretch for significant earnings improvement, the EPIP level was established at 37% improvement over 2006 EPS. For Mr. Graham, a portion of AIC performance goals were established for 2007 based on 2007 Trinity Freight Car operating profit increases over 2006. The goals ranged from threshold level at $125 million, target level at $137 million and maximum level at $150 million. The goals for all the named executive officers were set by the HR Committee. The goals for Mr. Wallace also were approved by the independent directors.

The 2007 threshold, target, maximum and EPIP levels for percentage of salary and performance goals are set forth in Table 5.

Table 5 — 2007 Annual Incentive Compensation Performance Goals

	Base Salary	Threshold(1)	Target(2)	Maximum(2)	EPIP
Financial Measurement: Company EPS		$2.85	$3.13	$3.40	$3.73

Timothy R. Wallace	$950,000	$427,500	$855,000	$1,710,000	$2,280,000

% of base salary earned at each level		45%	90%	180%	240%

William A. McWhirter	$425,000	$127,500	$255,000	$510,000	$765,000

% of base salary earned at each level		30%	60%	120%	180%

Mark W. Stiles	$520,000	$156,000	$312,000	$624,000	$936,000

% of base salary earned at each level		30%	60%	120%	180%

D. Stephen Menzies	$520,000	$156,000	$312,000	$624,000	$936,000

% of base salary earned at each level		30%	60%	120%	180%

	Base Salary	Threshold(1)	Target(2)	Maximum(2)	EPIP
Martin Graham	$437,000

Financial Measurement: Company EPS		$2.85	$3.13	$3.40	$3.73

40% of base salary contingent on Company EPS	$174,800	$52,440	$104,880	$183,540	$445,740

% of base salary earned at each level		30%	60%	105%

Financial Measurement:
Trinity Freight Car Operating Profit (in millions)		$125.0	$137.0	$150.0	NA

40% of base salary contingent on Trinity Freight Car Operating Profit	$174,800	$52,440	$104,880	$183,540	NA

% of base salary earned at each level		30%	60%	105%	NA

(1)	Threshold is set at 50% of a named executive officer’s AIC target as a reasonable amount of compensation for achieving the financial goals for threshold.

(2)	The AIC target and maximum are based on benchmark data, as previously discussed.

2007 Financial Results and Payout

The HR Committee reviews and approves AIP awards after the Company’s annual financial results have been audited. For 2007, the AIP payout was based on its earnings of $3.65 per share. This was an increase in EPS of 34% over 2006. Mr. Graham’s AIP payout was based on the Company’s 2007 EPS; the 2007 Trinity Freight Car business unit operating profit; and certain other operational and performance metrics specifically relating to areas under Mr. Graham’s direct control. Since the calculation of the AIC exceeded the maximum level but did not achieve the full EPIP level, the amount paid to the named executive officers for the Company’s EPS results was prorated between the maximum and EPIP cap. The HR Committee did not exercise any negative discretion in the 2007 incentive payouts. See the “Summary Compensation Table” for the actual payments for 2007.

Long Term Incentive Compensation

Long term incentives (referred to as “LTI”) are a key part of our executive compensation package and are provided through the stockholder-approved stock option and incentive plan. Their overarching purpose is to:

•	attract, develop and retain strong management through stock ownership;

•	align employee interests with those of the Company’s stockholders;

•	encourage key employees to look beyond the annual planning horizon for ways to improve the Company, strategically position its businesses and profitably grow earnings; and

•	assist the Company’s successful transition to a multi-industry growth company from a cyclical industrial company.

The HR Committee annually establishes a LTI compensation target as a percentage of base salary and uses that target to compute the total value of equity that can be granted to an executive. Due to the cyclical nature of the

Company’s businesses, the HR Committee directed management to calculate the value of an executive’s equity grant based on the one-year average stock price.

The Company is in the middle of a transition from a LTI program focused on single year performance to a multi-year performance-based LTI program. An executive’s target grant can be composed of three types of long-term incentives: (1) performance-based restricted stock; (2) time-based restricted stock; and (3) stock options.

Ratio of Restricted Stock Grant Awards

The HR Committee establishes guidelines for the ratio that it expects to award through restricted stock grants. During the first three years of this transition period, the Company’s named executive officers can earn 60% of their LTI target compensation in the form of performance-based restricted stock and 40% in the form of time-based restricted stock. During 2010 and 2011, the named executive officers can earn up to 75% of their LTI target compensation in the form of performance-based restricted stock and 25% in the form of time-based restricted stock.

	Performance-Based	Time-Based
	Restricted Stock	Restricted Stock
	% of LTI Compensation	% of LTI Compensation
Grant Year	Target Level	Target Level	Measurement Period
2007	60%	40%	Fiscal 2006

2008	60%	40%	2006 & 2007

2009	60%	40%	2006 – 08

2010	75%	25%	2007 – 09

2011	75%	25%	2008 – 10

The HR Committee’s practice is to make the awards on the date of the Company’s Annual Meeting of Stockholders, which is after the first quarter financial results have been disclosed. Prior to making the awards, the HR Committee confirms there is no pending undisclosed material information.

Performance-Based LTI Program

During 2006, the Company began to phase in a three-year performance-based restricted stock program to align compensation with our long term business vision, objectives, and strategies. The performance-based program is contingent on the achievement of a three-year performance measurement that is based on cumulative EPS and average ROE.

Each year management prepares a strategic plan for the upcoming three-year period which provides a projection of financial results, including EPS and ROE. The plan is reviewed annually with the Board of Directors, which in turn influences the establishment of the long term goals and objectives for each of the business units within the Company and for the Company itself.

The HR Committee relies heavily on the Board of Directors approved strategic plan when establishing the target level performance goals for the performance-based LTI compensation plan. The LTI program is linked to the strategic objectives of the Company. These financial goals are a means of recognizing and compensating management for the ability to identify the correct strategic path for the business units and the Company that maximizes stockholder return over the long term. The performance-based LTI compensation threshold level and target level performance goals for all named executive officers and the cumulative Company EPS and average ROE for the specified measurement periods are shown in Table 6.

The Company notes that the performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community for 2008 or that the Company will provide for future years and should not be considered as statements of the Company’s expectations or estimates.

Table 6 — Performance-Based LTI Compensation Threshold and Target Levels

Earnings Per Share Portion

Date Target	Performance-Based	Cumulative	EPS LTI	EPS LTI
Established	LTI Compensation	Measurement Period	Threshold	Target
January 2006	Grant Awarded in May 2007	Fiscal Year 2006	$1.18	$1.69

January 2006	Grant To Be Awarded in May 2008	Total of 2006 and 2007	$2.67	$3.82

January 2006	Grant To Be Awarded in May 2009	Total of 2006, 2007 and 2008	$4.63	$6.61

January 2007	Grant To Be Awarded in May 2010	Total of 2007, 2008 and 2009	$7.18	$10.25

January 2008	Grant To Be Awarded in May 2011	Total of 2008, 2009 and 2010	$8.66	$12.37

Return on Equity Portion

Date Target	Performance-Based	Cumulative	ROE LTI	ROE LTI
Established	LTI Compensation	Measurement Period	Threshold	Target
January 2006	Grant Awarded in May 2007	Fiscal Year 2006	8.24%	10.30%

January 2006	Grant To Be Awarded in May 2008	Average of 2006 and 2007	9.04%	11.30%

January 2006	Grant To Be Awarded in May 2009	Average of 2006, 2007 and 2008	9.89%	12.37%

January 2007	Grant To Be Awarded in May 2010	Average of 2007, 2008 and 2009	12.43%	15.53%

January 2008	Grant To Be Awarded in May 2011	Average of 2008, 2009 and 2010	12.96%	16.20%

If the specified performance goals are achieved, the HR Committee anticipates paying to each of the named executive officers the corresponding amount of performance-based restricted stock. However, for grants made through 2009, the HR Committee may reduce the amount of the award even if the performance goals are achieved, by exercising its own discretion and has not limited the circumstances in which it may exercise such negative discretion. Beginning with grants made in 2010, the HR Committee has determined that it will not retain discretion to reduce performance-based awards earned up to the target level.

Time-Based Restricted Stock Grants

Time-based restricted stock also is an important form of compensation. The HR Committee awards time-based restricted stock to executives as a means for retaining, motivating and rewarding an executive for implementing specific strategic initiatives or for successfully transitioning to a new role.

For 2007, after a review of the named executive officers’ contributions to the long term value of the Company and the financial performance of the Company for the prior year and based on Mr. Wallace’s recommendation, the HR Committee awarded two named executive officers time-based restricted stock. Mr. Menzies was awarded 14% of his LTI compensation as time-based grants in recognition of the special efforts he put forth to successfully transition to his new position. Mr. McWhirter was awarded 10% of his LTI compensation as time-based shares for retention purposes. These time-based restricted stock vests one third each year after the first, third and fifth years following the grant.

Stock Options

The HR Committee has not awarded stock options to the named executive officers since 2005. Stock options that were awarded to the named executive officers through 2005 are included in the “Summary Compensation Table” under the column headed “Option Awards.” Amounts are included in this table because the cost of the stock options is still being amortized in accordance with “Statement of Financial Accounting Standard No. 123R Share-Based Payments” (“SFAS 123R”).

Benchmarking LTI Compensation Targets

For each named executive officer, L&A determined a competitive market LTI value. This value was based on the average of the relevant survey data and proxy statement 50th percentile data. The HR Committee approved the LTI compensation target levels for all of the named executive officers for 2007, except for Mr. Wallace, whose target levels were approved by the independent directors. The LTI compensation target levels were set at 275% of the CEO’s base salary and 150% of base salary for each of the other named executive officers. All named executive officer LTI compensation target levels were below the 50th percentile. Mr. Wallace’s LTI compensation target was 41% below the 50th percentile. Messrs. Stiles and Menzies’ LTI compensation target was 44% below the 50th percentile. Mr. McWhirter’s LTI compensation target was 46% below the 50th percentile. Mr. Graham’s LTI compensation target was 28% below the 50th percentile.

The LTI compensation target levels are below the 50th percentile due to the fact that the Company’s LTI plan is based on multiple years. The HR Committee is closely monitoring the benchmarking process during the interim transition period but does not plan to make any adjustments until the grants are based on the three year performance windows. The HR Committee believes these targets are currently sufficient in size to motivate the executives and are in the best interest of the stockholders and that the size of the grant provides the named executive officers sufficient compensation.

Performance-Based Restricted Stock Award Calculation Method

For awards of performance-based restricted stock to be made through 2010, the HR Committee will consider awarding the performance-based grants if the Company achieves its pre-established performance goals set forth in Table 6. The calculation of this performance-based LTI compensation is determined by the cumulative result of weighting the Company’s EPS at 70% and the Company’s ROE at 30%. The payout of performance-based LTI compensation by level is as follows:

•	If threshold level is achieved, a named executive officer can receive 40% of the target level. No awards are made if threshold is not met.

•	If target level is achieved, a named executive officer can receive 100% of their LTI compensation target.

•	If maximum level is achieved, a named executive officer can receive up to 200% of their LTI compensation target.

The actual amount of performance-based LTI compensation awarded is commensurate with the EPS and ROE achievements and proportionate to the performance achieved between threshold level and maximum level.

For awards of performance-based restricted stock to be made in 2011, the HR Committee approved setting the financial goals at 70% of the weighting relating to the Company’s EPS and 30% of the weighting relating to the Company’s ROE based on a combination of the most recent 2008 budget and strategic plan. The equity grants to be made in 2011 will still be based on a three-year period. However, the calculation of the payouts has been simplified by establishing stand-alone formulas for EPS and ROE. The EPS and ROE financial goals will be considered individually. The amount a named executive officer receives is contingent upon achievement of levels, as follows:

•	If threshold level of EPS performance is achieved, a named executive officer can receive 40% of the 70% portion of LTI compensation target.

•	If threshold level of ROE performance is achieved, a named executive officer can receive 40% of the 30% portion of LTI compensation target.

•	If target level of EPS performance is achieved, a named executive officer can receive 100% of the 70% portion of LTI compensation target.

•	If target level of ROE performance is achieved, a named executive officer can receive 100% of the 30% portion of LTI compensation target.

•	If maximum level is achieved, a named executive officer can receive up to 200% of their LTI compensation target.

The actual amount of performance-based LTI compensation awarded is commensurate with the EPS and ROE achievements and proportionate to the performance achieved between threshold level and maximum level.

2007 Performance-Based Restricted Stock Grants

On May 7, 2007, the HR Committee met to consider and approve the long term performance-based grants. Since the Company achieved the maximum level, management recommended to the HR Committee and the HR Committee approved granting awards that were two-times (200%) the performance-based LTI target. The Committee noted that because the maximum goals were achieved, the awards represented fair long term incentive compensation for the named executive officers. See the “Grants of Plan-Based Awards” table for awards granted in 2007. The calculation of the 2007 long term performance-based grant is set forth below:

			Over	Target %	% Earned	Payout %
	Actual	Target	Target	Earned	Over Target	per Metric
Earnings Per Share	$2.90	$1.69	$1.21	100%	95.46%	195.46%

Return on Equity	17.84%	10.30%	7.54%	100%	146.41%	246.41%

						Payout = 200%

In 2005, the HR Committee adopted a formula to determine the number of shares to be granted for the performance-based grants and time-based grants since the threshold, target and maximum amounts are set as a percentage of base salary. The formula uses the one-year average stock price for the one-year period ended March 30 of the year of the grant to determine the number of shares of restricted stock to be awarded. For the performance-based grants and time-based grants made on May 7, 2007, the one-year average stock price of $37.27 per share was used for our named executive officers, other than Mr. Wallace. The price used for Mr. Wallace was $43.90 per share which was the stock price as of the close of the market on May 7, 2007. Since the Company’s stock price on the date of grant of the performance-based restricted stock, May 7, 2007, was significantly higher than the one-year average for the one-year period ended March 30, 2007, Mr. Wallace requested that in calculating his performance-based restricted stock grants, the HR Committee use the stock price as of the close of market on the date of grant. As a result of this change, Mr. Wallace received fewer shares of performance-based restricted stock than he would have under the HR Committee formula.

Total Compensation Target Levels

Total compensation target level is the sum of base salary, AIC target level, and LTI compensation target level. The results of the benchmarking study showed that the 2006 total compensation target levels were below the 50th percentile for each of the named executive officers, with the exception of Mr. Graham. Mr. Graham’s total compensation was 18% above the 50th percentile. The HR Committee approved changes to compensation as previously disclosed in this proxy statement for 2007. The result was that the total compensation target level for each of the named executive officers, except Mr. Graham, remained below the 50th percentile. Mr. Graham’s target level was 13% above the 50th percentile.

2008 Compensation

Based on the recommendation of the executives, the HR Committee did not increase the base salaries, AIC levels and LTI compensation targets for Messrs. Wallace, Stiles, Menzies and McWhirter. This is the second year in a row that Mr. Wallace has recommended his base salary remain fixed. The HR Committee and the Board of Directors believe this action was considered appropriate in light of the uncertainty of the global economy at the beginning of the year and as a positive cost containment gesture on the executives’ part.

In January 2008, upon the successful completion of Mr. McWhirter’s third year as the Company’s CFO, the HR Committee made a special award of 15,000 restricted shares. These shares vest on the earlier of age 65, when Mr. McWhirter’s age plus years of vested service equal 80, death, disability or change in control or consent of the

HR Committee after three years from the date of grant. The HR Committee granted the shares to increase Mr. McWhirter’s equity ownership and to recognize his contributions to the Company during his third year as CFO. Additionally, the extended time-vesting represents an economical method for the Company to provide an incentive for Mr. McWhirter to remain with the Company as well as to supplement his retirement as Mr. McWhirter is not a participant in the Company’s Supplemental Retirement Plan.

The HR Committee established the 2008 AIC as Company EPS, setting threshold at $3.00 EPS and target at $3.38 EPS. The Company notes that the performance goals are part of the Company’s incentive program and do not correspond to any financial guidance that the Company has provided to the investment community for 2008 or that the Company will provide for future years and should not be considered as statements of the Company’s expectations or estimates. See the “Grants of Plan-Based Awards Table” for information on future possible payments to the named executive officers.

Internal Equity Regarding CEO Compensation

The HR Committee follows the same processes and methods disclosed herein in establishing the compensation for all other named executive officers as it does in recommending to the independent directors the compensation package for Mr. Wallace. As noted previously, his position as Chairman of the Board, Chief Executive Officer and President is compared to other executives in comparable positions in the peer group and surveys previously disclosed in this proxy statement. Since as the Chairman, Chief Executive Officer, and President of the Company, he has a unique and greater set of responsibilities as compared to the other named executive officers, including having the ultimate responsibility for the overall success of the Company, the Board of Directors does not consider his compensation to be comparable to the compensation of the other named executive officers.

Recoupment on Restatement

The Board of Directors has adopted a Company policy that allows payouts to be ratably recouped under annual and/or long term incentive plans if the financial statements on which they are based are subsequently required to be restated as a result of errors, omissions, fraud or other misconduct. The policy provides discretion to the HR Committee to make such determinations while providing a framework to guide their decisions.

Post-employment Benefits

The Company’s retirement, savings, and deferred compensation plans are designed to provide some assurance that executives are financially prepared to transition from active employment. The HR Committee believes that these plans assist in recruiting and retaining senior executives. Each of the plans is discussed in the “Compensation of Executives” section of this proxy statement. The Company’s retirement, savings, and deferred compensation plans consist of the following:

•	Trinity Industries, Inc. Standard Pension Plan (the “Standard Pension Plan”) — a funded, tax qualified, non-contributory defined benefit pension plan that covers certain of our employees, including the named executive officers. Mr. Graham elected to freeze his benefits under the Standard Pension Plan effective January 1, 2005 and participate in the enhanced feature of our 401(k) plan. Earnings are capped by the Internal Revenue Code of 1986, as amended (the “Code”) for those defined as “highly compensated employees.”

•	Trinity Industries, Inc. Supplemental Retirement Plan (the “Supplemental Retirement Plan”) — an unfunded pension plan that provides annual retirement benefits that are denied under the Standard Pension Plan because of compliance with the Code. Several years ago the Board of Directors made the decision to discontinue adding executives to this plan. Mr. Wallace was a participant at the time and was grandfathered. As a result, Mr. Wallace is the only named executive officer that participates in the Supplemental Retirement Plan.

•	Trinity Industries, Inc. Profit Sharing 401(k) Plan (the “401(k) plan”) — a voluntary, tax qualified, defined contribution plan that covers most of our employees, including the named executive officers, that includes a Company match for a portion of the employee’s contribution. An enhanced feature to the plan provides for a

Company contribution for employees that do not participate in the Standard Pension Plan up to 3% of an employee’s base salary, depending upon years of service, as an annual retirement contribution. Mr. Graham is the only named executive officer that participates in the enhanced feature of the 401(k) plan.

•	Trinity Industries, Inc. Supplemental Profit Sharing Plan (the “Supplemental Plan”) — a supplemental deferred profit sharing plan for highly compensated employees that allows them to defer a portion of their base pay and annual incentive and includes a Company match for a portion of their contribution.

•	2005 Deferred Compensation Plan and Agreement (the “Deferred Compensation Plan”) — a plan to encourage the retention of strategically important executives focused on continuous improvement and growth of the Company and in recognition of their contribution to the Company and in the case of Messrs. McWhirter, Stiles, Menzies and Graham to provide benefits on retirement in lieu of participation in the Supplemental Retirement Plan.

Change in Control Agreements

The Board of Directors has determined that it is appropriate to reinforce and encourage the continued attention and dedication of members of the Company’s management to their assigned duties without distraction in potential circumstances arising from the possibility of a change in control of the Company. Accordingly, the Company has entered into a change in control agreement with each of the named executive officers that provides for compensation if the named executive officer’s employment with the Company is terminated under one of the circumstances described in the agreement in connection with a change in control of the Company (as defined in the agreement). We consider the compensation that would be payable under the agreement upon termination following a change in control to be appropriate in light of the unique mix of the industries we are engaged in, the limited number of companies in many of those industries, and the uncertain length of time necessary to find new employment. The level of payments and benefits provided under the change in control agreements were considered appropriate. These benefits are recognized as part of the overall compensation package and are reviewed periodically, but are not specifically considered by the HR Committee when making changes in base salary, AIC or LTI compensation. During 2008, the HR Committee will review the change in control severance benefits of the named executive officers in connection with a more comprehensive review of the overall change in control severance policy in general and any modifications that may become necessary due to Section 409A of the Code. The change in control severance benefits are discussed in the Executive Compensation section under “Potential Payments Upon Termination or Change in Control.” The Company does not have severance agreements with named executive officers other than in connection with the change in control agreements.

Welfare Benefits

The Company-supported medical plan, life insurance and long term disability plan, and employee-paid dental, cancer-specific insurance, and optional life insurance are substantially similar for the named executive officers as for all full-time employees.

Limitation on Deductibility of Executive Compensation

Section 162(m) of the Code denies a publicly held corporation a federal income tax deduction for the compensation of certain executive officers that exceeds $1 million per year. “Performance-based” compensation is not subject to the limitations on deductibility and the HR Committee strives to structure compensation so as to qualify for deductibility. The HR Committee will continue to monitor future deductibility options. However, the HR Committee may authorize compensation that may not be deductible when it deems doing so to be in the best interest of the Company and its stockholders.

Stock Ownership Guidelines

Stock ownership guidelines have been adopted that require the CEO to maintain ownership of Company stock valued at five times base salary, the other named executive officers at three times base salary and the Board of Directors at three times annual retainer. Stock ownership is defined as stock owned without restrictions; restricted shares that vest at retirement; shares or share equivalents held in a qualified or non-qualified profit sharing plan;

shares or units granted on which restrictions remain; and equivalent shares determined from vested, in-the-money stock options. The named executive officers and the Directors are all in compliance with the guidelines.

Conclusion

The HR Committee believes the executive officer compensation program provides appropriate incentives to executive officers to achieve strong financial performance and aligns with stockholder interests. The compensation philosophy and programs outlined above continue to direct the efforts of our executive officers in driving the Company’s future growth and success.

Human Resources Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and based on such review and discussions, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Human Resources Committee

Ronald W. Haddock, Chairman
Leldon E. Echols
Ronald J. Gafford
Jess T. Hay
Diana S. Natalicio

Compensation of Executives

Summary Compensation Table

The following table and accompanying narrative disclosure should be read in conjunction with the Compensation Discussion and Analysis, which sets forth the objectives of the Company’s executive compensation program.

The “Summary Compensation Table” below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2007 and 2006.

Summary Compensation Table

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)(5)	($)
Timothy R. Wallace	2007	$950,000	$3,800,846	$399,457	$2,141,818	$757,431	$520,537	$8,570,089
Chairman, Chief Executive	2006	950,000	2,378,140	399,457	2,343,365	476,175	521,742	7,068,879
Officer, and President

William A. McWhirter	2007	425,000	840,133	74,344	703,182	3,914	169,056	2,215,629
Senior Vice President and	2006	370,000	528,583	74,344	616,679	8,606	143,707	1,741,919
Chief Financial Officer

Mark W. Stiles	2007	520,000	1,022,833	113,951	860,364	24,339	200,144	2,741,631
Senior Vice President and	2006	490,000	678,950	113,951	816,683	26,655	189,027	2,315,266
Group President

D. Stephen Menzies	2007	520,000	900,756	89,095	860,364	13,895	273,572	2,657,682
Senior Vice President and	2006	482,500	530,055	89,095	804,183	12,109	218,548	2,136,490
Group President

Martin Graham	2007	437,000	621,125	60,568	627,753	4,384	192,346	1,943,176
President Trinity Freightcar	2006	420,000	404,694	60,568	700,014	3,871	191,792	1,780,939

(1)	For Messrs. Wallace, McWhirter, Stiles, and Graham, $41,800; $18,700; $11,440, and $96,140, respectively, of the above amount was deferred pursuant to the Supplemental Plan and also is reported in the “Nonqualified Deferred Compensation Table.”

(2)	Stock and option awards are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R and include awards granted in prior periods. No options were awarded to the named executive officers in 2007. Our policy and assumptions made in the valuation of share-based payments are contained in Notes 1 and 17 of Item 8 of the Annual Report on Form 10-K for the year-ended December 31, 2007.

(3)	Non-equity incentive plan compensation represents cash awards earned during 2007 under the 2007 Annual Incentive Program based on goal achievements. For Mr. Wallace $171,345 and Mr. Graham $156,938 of the above amount was deferred pursuant to the Supplemental Plan and also is reported in the “Nonqualified Deferred Compensation Table.”

(4)	This column represents both changes in pension value for the named executive officers, as well as above market earnings on deferred compensation. For Mr. Wallace, $744,000 of this column represents the aggregate change in pension values during 2007 fiscal year under the Standard Pension Plan and the Supplemental Retirement Plan, and $13,431 represents Mr. Wallace’s above market earnings on nonqualified deferred compensation under the Company’s Deferred Compensation Plan. For Messrs. McWhirter, Stiles, Menzies, and Graham, the change in pension values were $0; $19,000; $9,000; and $0, respectively, and the above market earnings on nonqualified deferred compensation under the Deferred Compensation Plan were $3,914; $5,339; $4,895; and $4,384, respectively.

(5)	The following table is a breakdown of all other compensation included in the “Summary Compensation Table” for the named executive officers:

All Other Compensation

				Company
			Perquisites	Contributions
		Executive	and Other	to Defined	Deferred	Total All
		Perquisite	Personal	Contribution	Compensation	Other
Name	Year	Plan(1)	Benefits(2)	Plans(3)	Plan(4)	Compensation
Timothy R. Wallace	2007	$95,000	$32,483	$83,872	$309,182	$520,537

	2006	95,000	19,301	78,104	329,337	521,742

William A. McWhirter	2007	42,500	—	13,738	112,818	169,056

	2006	37,000	—	8,039	98,668	143,707

Mark W. Stiles	2007	52,000	—	10,108	138,036	200,144

	2006	49,000	—	9,359	130,668	189,027

D. Stephen Menzies	2007	52,000	42,251	41,285	138,036	273,572

	2006	48,250	37,661	3,969	128,668	218,548

Martin Graham	2007	43,700	—	42,171	106,475	192,346

	2006	42,000	—	37,791	112,001	191,792

(1)	Represents the amounts payable pursuant to the Executive Perquisites Plan for the annual perquisite allowance.

(2)	For 2007 for Mr. Wallace includes $31,098 for personal use of the Company’s aircraft, automobile maintenance service, personal use of administrative staff, personal use of our couriers, assistance from our information technology personnel with his personal computer at his residence, and incidental items received in connection with attendance at a Board of Directors meeting. For 2007 for Mr. Menzies includes $41,276 for reimbursement of commuting expenses and the remainder is for automobile maintenance service and incidental items received in connection with attendance at a Board of Directors meeting. The amounts reported for personal use of Company aircraft represent the incremental cost of providing the benefit and include the cost of fuel, catering, landing fees, flight crew expenses, “dead head” costs of flying aircraft to and from locations for personal use and the dollar value of the lost tax deductions for expenses that exceed the amounts reported as income for the named executive officers.

(3)	Represents for each of the named executive officers the Company match under the Company’s 401(k) plan for 2007. Includes matching amounts under the Company’s Supplemental Plan for Messrs. Wallace $79,484, McWhirter $9,350, Stiles $5,720, Menzies $36,897, and Graham $31,033. For Mr. Graham also includes the Company’s match under an enhancement to the 401(k) plan for employees who elect to participate in the enhanced feature of the 401(k) plan rather than the Standard Pension Plan.

(4)	Represents an amount equal to 10% of the salaries and annual incentive compensation set aside pursuant to the Deferred Compensation Plan. These amounts also are included in the “Nonqualified Deferred Compensation Table.” The Deferred Compensation Plan is discussed following that table.

Grants of Plan-Based Awards

The following table summarizes the 2007 grants of equity and non-equity plan-based awards for the named executive officers and the 2008 grants of non-equity plan based awards for the remaining named executive officers.

Grants of Plan-Based Awards Table

								All Other
		Estimated Possible Payouts and						Stock Awards
		Future Payouts Under Non-Equity			Estimated Future Payouts			Number of	Grant Date
		Incentive Plan Awards(2)			Under Equity Incentive Plan			Shares of	Fair Value
					Awards(3)			Stock or	of Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Awards
Name	Date(1)	($)	($)	($)	($)	(#/$)	($)	(#)(4)	($)(5)
Timothy R. Wallace
2007 Annual Incentive Plan		$427,500	$855,000	$2,280,000

2007 Equity Awards	05/07/07					71,400			$3,134,460

2008 Annual Incentive Plan		427,500	855,000	2,280,000

2010 Equity Awards					$783,750	$1,959,375	$3,918,750

William A. McWhirter
2007 Annual Incentive Plan		127,500	255,000	765,000

2007 Equity Awards	05/07/07					17,900		2,100	878,000

2008 Annual Incentive Plan		127,500	255,000	765,000

2010 Equity Awards					$191,250	$478,125	$956,250

Mark W. Stiles
2007 Annual Incentive Plan		156,000	312,000	936,000

2007 Equity Awards	05/07/07					23,700			1,040,430

2008 Annual Incentive Plan		156,000	312,000	936,000

2010 Equity Awards					$234,000	$585,000	$1,170,000

D. Stephen Menzies
2007 Annual Incentive Plan		156,000	312,000	936,000

2007 Equity Awards	05/07/07					20,300		3,400	1,040,430

2008 Annual Incentive Plan		156,000	312,000	936,000

2010 Equity Awards					$234,000	$585,000	$1,170,000

Martin Graham
2007 Annual Incentive Plan		131,100	262,200	721,050

2007 Equity Awards	05/07/07					13,500			592,650

(1)	The grant date of all stock awards is the date of the HR Committee meeting or Board meeting at which such award was approved.

(2)	Represents the potential amounts payable in 2008 under the 2007 Annual Incentive Program for attainment of performance goals and potential amounts payable in 2009 under the 2008 Annual Incentive Program for attainment of performance goals. Maximum represents the EPIP level as described under “Compensation Discussion and Analysis — Establishing Annual Incentive Payout Levels.”

(3)	For 2007 equity awards, represents the number of performance-based restricted shares that were awarded in May 2007 to each of the named executive officers as performance-based awards based on achieving financial performance in 2006 above the maximum level. These shares vest as discussed below. For 2010, represents the threshold, target and maximum value of performance-based shares that could be awarded in 2010 if threshold, target or maximum financial performance goals are achieved for the cumulative performance period 2007-2009. The actual number of shares to be issued in 2010 will be based on the value of the award to be granted in 2010 divided by the one-year average stock price for the period ended March 31, 2010.

(4)	Represents the number of shares of restricted stock awarded in May 2007 to Messrs. McWhirter and Menzies as time-based restricted stock. The shares were granted to Mr. McWhirter for retention purposes and were granted to Mr. Menzies to recognize his successful transition in 2006 to a new position. The shares vest as discussed below.

(5)	The grant date fair value of the stock awards is calculated in accordance with SFAS 123R.

Discussion Regarding Summary Compensation Table and Grants of Plan-Based Awards Table

The stock awards and the option awards described in the “Summary Compensation Table” are the dollar amounts reflected in our financial statements for 2006 and 2007 and include awards made in prior periods.

The stock awards in May 2007 to the named executive officers were grants of restricted stock pursuant to our Stock Option and Incentive Plan that vest one third after the first, third, and fifth years or earlier upon death, disability, or a change in control or consent of the HR Committee after three years from the date of grant. The awards are forfeited if termination of employment occurs prior to vesting. The awards were made as long term compensation based on achievement of the Company’s 2006 financial performance of $2.90 diluted earnings per share and 17.84% return on equity as well as the HR Committee’s evaluation of each executive’s overall performance during 2006. The holder of the shares is entitled to vote the shares and dividend equivalents are paid on the restricted stock at the same rate as dividends are paid on the Common Stock.

The non-equity incentive plan awards for 2007 to the named executive officers were pursuant to our 2007 Annual Incentive Program and represented performance goal achievement based on the Company’s 2007 EPS of $3.65 as well as for Mr. Graham certain business unit financial metrics for the operating units.

The estimates for future payouts under the 2008 Annual Incentive Program represent potential payments of annual incentive compensation for 2008. The HR Committee established the annual incentive performance goals for 2008 based on improvement from the 2007 annual incentive performance goals. To achieve target, the Company must earn EPS of $3.38 for 2008.

The Company has an Executive Perquisite Plan that in 2007 provided to the named executive officers an allowance of 10% of base pay in lieu of providing company furnished vehicles, club memberships, and similar perquisites. Other than being required to use $6,000 of the perquisite allowance to maintain a four-door sedan, including insurance and other maintenance and to forego reimbursement for the first 10,000 business miles annually, the perquisite allowance is to be used at the discretion of the executive for perquisite type expenses. It is intended that the perquisite allowance will eliminate charges to the Company for personal benefits for the executives that are not provided to Company employees generally other than occasional de minimis items such as the use of Company tickets to entertainment events or expenses related to spousal travel. The perquisite allowance is not intended to cover personal use of the Company’s aircraft or commuting or relocation expenses. For security purposes, the Board requires the CEO to use the Company aircraft for personal travel, and the value attributed to such personal use is calculated using the aggregate incremental cost method set forth in Note (2) to “All Other Compensation.” We have been paying commuting expenses for Mr. Menzies between Chicago, Illinois and Dallas, Texas.

The Company has a 401(k) plan that permits employees to elect to set aside up to 14% of their compensation (subject to the maximum limit on the amount of compensation permitted by the Code to be deferred for this purpose) in a trust to pay future retirement benefits. Depending upon years of service, the Company may match up to 50% of no more than 6% of the employee’s compensation set aside for this purpose. For employees who participate in the enhancement to the 401(k) plan, the Company contributes up to an additional 3% of the employee’s base pay (subject to the maximum limit permitted by the Code) depending upon years of service to the account of employees participating in the enhanced portion of the 401(k) plan as an Annual Retirement Contribution. Mr. Graham is the only named executive officer participating in the enhanced portion of the 401(k) plan. Matching contributions under the Supplemental Plan are discussed under “Nonqualified Deferred Compensation.”

The change in pension value for Mr. Wallace is primarily a result of an increase in the five year average compensation under the Supplemental Retirement Plan created by elimination of a year of low annual incentive compensation during a down cycle period.

Base salary, the executive perquisite allowance, and annual incentive compensation in 2007 represented from 35% to 65% of the named executive officers’ total compensation as reflected in the “Summary Compensation Table.”

Outstanding Equity Awards at Year-End

The following table summarizes as of December 31, 2007, for each named executive officer, the number of unexercised options and the number of shares of unvested restricted stock. The market value of the stock awards was based on the closing price of the common stock as of December 31, 2007, which was $27.76.

Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards				Stock Awards
	Number of	Number of				Market
	Securities	Securities			Number of	Value of
	Underlying	Underlying			Shares or	Shares or
	Unexercised	Unexercised			Units of	Units of
	Options	Options	Option		Stock That	Stock That
	(#)	(#)	Exercise	Option	Have Not	Have Not
			Price	Expiration	Vested	Vested
Name	Exercisable	Unexercisable(1)	($)	Date	(#)(2)	($)
Timothy R. Wallace	55,170	55,170	11.33	05/29/13	558,350	$15,499,796

	—	41,100	18.94	05/10/14

	—	26,550	17.94	05/09/15

William A. McWhirter	—	5,400	11.33	05/29/13	140,725	3,906,526

	—	8,999	18.94	05/10/14

	—	10,800	17.94	05/09/15

Mark W. Stiles	—	10,200	11.33	05/29/13	164,400	4,563,744

	—	11,220	18.94	05/10/14

	—	15,165	17.94	05/09/15

D. Stephen Menzies	8,250	8,250	11.33	05/29/13	126,750	3,518,580

	—	9,360	18.94	05/10/14

	—	12,915	17.94	05/09/15

Martin Graham	—	7,020	11.33	05/29/13	76,950	2,136,132

	—	5,999	18.94	05/10/14

	—	7,020	17.94	05/09/15

(1)	The following table provides the vesting date of the unvested stock options.

	Timothy R.	William A.	Mark W.	D. Stephen	Martin
Vesting Date	Wallace	McWhirter	Stiles	Menzies	Graham
05/09/08	8,850	3,600	5,055	4,305	2,340

05/10/08	20,550	4,499	5,610	4,680	2,999

05/29/08	55,170	5,400	10,200	8,250	7,020

05/09/09	8,850	3,600	5,055	4,305	2,340

05/10/09	20,550	4,500	5,610	4,680	3,000

05/09/10	8,850	3,600	5,055	4,305	2,340

(2)	The following table provides the vesting date of unvested stock awards.

	Timothy R.	William A.	Mark W.	D. Stephen	Martin
Vesting Date	Wallace(1)	McWhirter	Stiles	Menzies	Graham
05/11/08	52,000	9,000	14,250	12,350	7,500

05/15/08	23,800	6,667	7,900	7,900	4,500

05/09/09	23,750	9,625	13,500	11,500	6,250

05/15/09	21,000	5,500	5,500	5,500	5,500

05/29/09	43,750	4,500	8,000	6,500	5,600

05/11/10	52,000	9,000	14,250	12,350	7,500

05/15/10	23,800	6,667	7,900	7,900	4,500

05/09/11	23,750	9,625	13,500	11,500	6,250

05/15/11	21,000	5,500	5,500	5,500	5,500

05/29/11	43,750	4,500	8,000	6,500	5,600

05/11/12	52,000	9,000	14,250	12,350	7,500

05/15/12	23,800	6,666	7,900	7,900	4,500

05/09/13	23,750	9,625	13,500	11,500	6,250

Career Shares(2)	130,200	44,850	30,450	7,500	—

(1)	On December 30, 2008, Mr. Wallace turns 55 years old and, as a result, meets the definition for early retirement with respect to 293,950 shares of restricted stock. The personal income tax associated with the lapse of substantial risk of forfeiture with respect to those shares may be satisfied by Mr. Wallace through the surrender of a number of restricted shares based on the appropriate federal income tax rate, then applicable. Grants of restricted stock after December 31, 2005 do not contain language defining early retirement therefore there will be no issue relating to substantial risk of forfeiture.

(2)	Grants of Restricted Stock which will vest upon retirement, or the earlier of death, disability or change in control or consent of the HR Committee after three years from the date of grant.

Option Exercises and Stock Vested in 2007

The following table summarizes for the named executive officers in 2007 (i) the number of shares acquired upon exercise of stock options and the value realized and (ii) the number of shares acquired upon the vesting of restricted stock and restricted stock units and the value realized, each before payout of any applicable withholding tax.

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized
	Exercise	Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
Timothy R. Wallace	169,650	$3,110,457	77,986	$3,595,838

William A. McWhirter	15,000	434,554	11,500	532,005

Mark W. Stiles	65,908	1,455,721	16,500	761,100

D. Stephen Menzies	26,220	792,551	13,800	637,845

Martin Graham	12,360	400,875	12,150	562,542

Pension Benefits

The following table summarizes the present value of the accumulated pension benefits of the named executive officers under the Standard Pension Plan and for Mr. Wallace the Supplemental Retirement Plan.

Pension Benefits Table

		Number	Present
		of Years	Value of
		Credited	Accumulated
		Service	Benefit
Name	Plan Name	(#)	($)(1)
Timothy R. Wallace	Trinity Industries, Inc. Standard Plan	33	$309,000

	Trinity Industries, Inc. Supplemental Retirement Plan	33	3,004,000

William A. McWhirter	Trinity Industries, Inc. Standard Plan	22	115,000

Mark W. Stiles	Trinity Industries, Inc. Standard Plan	16	231,000

D. Stephen Menzies	Trinity Industries, Inc. Standard Plan	6	53,000

Martin Graham(2)	Trinity Industries, Inc. Standard Plan	4	34,000

(1)	The present value of the accumulated benefit is calculated in accordance with SFAS 87. Refer to Note 13 of Item 8 of the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007 for our policy and assumptions made in the valuation of this accumulated benefit.

(2)	Mr. Graham elected in 2005 to participate in the Company’s enhanced 401(k) plan and no longer accrues benefits under the Standard Pension Plan.

The Standard Pension Plan is a noncontributory defined benefit retirement and death benefit plan. Funds are contributed periodically to a trust that invests the Company’s contributions and earnings thereon in order to pay the benefits to the participating employees. The plan provides for the payment of monthly retirement benefits determined under a calculation based on credited years of service and a participant’s highest compensation over five consecutive years in the last ten years of employment. Retirement benefits are paid to participants upon normal retirement at the age of 65 or later, or upon early retirement. Covered compensation includes salary and non-equity incentive plan compensation as shown in the “Summary Compensation Table.” Other elements of compensation in the “Summary Compensation Table” are not included in covered compensation. The normal monthly retirement benefit payable at age 65 is a life annuity with ten years guaranteed equal to 3/4 of 1% of average monthly compensation up to $800 plus 1% of average monthly compensation over $800 times the years of credited service. The plan also provides for the payment of a death benefit before retirement that is the greater of the lump sum value of the accrued benefit under the pension plan or one times base pay with less than 10 years of service and 2 and 1/2 times base pay with more than 10 years of service. All of the named executive officers participate in the Standard Pension Plan; however, Mr. Graham elected to have his plan benefits frozen on January 1, 2005 in order to participate in the enhanced feature of the 401(k) plan.

We have a Supplemental Retirement Plan that applies to Mr. Wallace. The Supplemental Retirement Plan provides that the amount of the annual retirement benefit under our Standard Pension Plan that is limited by reason of compliance with the Code is paid as a supplemental pension benefit. The benefits are payable from the general assets of the Company.

Nonqualified Deferred Compensation

The table below shows the contributions by the executives and the Company, the aggregate earnings on nonqualified deferred compensation in 2007 and the aggregate balance at year end under nonqualified deferred compensation plans of the Company.

Nonqualified Deferred Compensation Table

	Executive	Registrant	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Balance
	in Last Fiscal	in Last Fiscal	in Last Fiscal	at Last Fiscal
Name	Year(1)	Year(2)	Year(3)	Year End(4)
Timothy R. Wallace	$213,145	$388,666	$121,482	$1,884,676

William A. McWhirter	18,700	122,168	16,250	404,346

Mark W. Stiles	11,440	143,756	22,566	477,987

D. Stephen Menzies	—	174,933	43,760	539,800

Martin Graham	253,078	137,508	84,396	1,540,707

(1)	Salary and incentive compensation deferrals to the Company’s Supplemental Plan. The amounts are also included in the “Summary Compensation Table” for 2007.

(2)	Includes an amount equal to ten percent of the salaries and incentive compensation set aside pursuant to the Deferred Compensation Plan for Messrs. Wallace $309,182; McWhirter $112,818; Stiles $138,036; Menzies $138,036; and Graham $106,475 and matching amounts under the Company’s Supplemental Plan for Messrs. Wallace $79,484; McWhirter $9,350; Stiles $5,720; Menzies $36,897; and Graham $31,033. These amounts are also included the “Summary Compensation Table” for 2007.

(3)	This column represents earnings in the Supplemental Plan and earnings in the Deferred Compensation Plan. For Messrs. Wallace, McWhirter, Stiles, Menzies, and Graham, earnings in the Supplemental Plan were $68,484; $792; $1,497; $24,431; and $67,097, respectively. For Messrs. Wallace, McWhirter, Stiles, Menzies, and Graham, earnings in the Deferred Compensation Plan were $52,998; $15,458; $21,069; $19,329; and $17,299, respectively. The amounts reported in this table for the Deferred Compensation Plan are inclusive of above market earnings included in the “Summary Compensation Table” above. See Note (4) to the “Summary Compensation Table.”

(4)	This column includes amounts in the “Summary Compensation Table” for 2006 (i) equal to ten percent of the salaries and incentive compensation set aside pursuant to the Deferred Compensation Plan for Messrs. Wallace $329,337, McWhirter $98,668, Stiles $130,668, Menzies $128,668, and Graham $112,001; (ii) matching amounts under the Company’s Supplemental Profit Sharing Plan for Messrs. Wallace $74,135, McWhirter $4,070, Stiles $5,390, and Graham $27,222; and (iii) salary and incentive deferrals to the Company’s Supplemental Profit Sharing Plan for Messrs. Wallace $158,968, McWhirter $8,140, Stiles $10,780, Menzies $80,418, and Graham $745,513.

Deferred Compensation Discussion

The Supplemental Plan was established for highly compensated employees who are limited as to the amount of deferrals allowed under the Company’s 401(k) plan. There is no limit on the percentage of salary or incentive pay that an executive may elect to defer into the Supplemental Plan. Participants must elect to defer salary prior to the beginning of the fiscal year and annual incentive pay prior to the beginning of the year to which the incentive payments relate. The first 6% of a Participant’s base salary and bonus contributed to the Supplemental Plan, less any compensation matched under the 401(k) plan, may be matched from 25% to 50% by the Company based on years of service. The Company’s match vests 20% for each year of service up to 100% after five years. Participants may choose from several mutual fund like deemed investments.

If elected at the time of enrollment, Participants may take an in-service distribution of deferrals three years after the end of the plan year in which the deferral was made. Amounts are paid out immediately on death or disability. Upon termination of employment, amounts in the Supplemental Plan are paid out beginning 6 months after termination of employment in lump sum or annual installments from one to 20 years according to election of the Participant.

Each named executive officer participates in the Deferred Compensation Plan which is an unfunded long-term plan whereby an amount equal to 10% of salary and annual incentive compensation is set aside in an account on the books of the Company. The account is credited monthly with an interest rate equivalent as determined annually by the HR Committee (8 3/4% for 2006 and 7 3/4% for 2007). The account is payable to the participant in a lump sum or annual installments from one to 20 years. Payments commence one year after termination and are subject to compliance with non-compete provisions for one year after termination and the participant must be available for consultation for one year after termination.

Potential Payments Upon Termination or Change in Control

Named executive officers that terminate voluntarily, involuntarily, by death or by disability have the same death and disability benefits that are available to the majority of salaried employees. While employed by us, salaried employees have a death benefit equal to the greater of their accrued benefit under the pension plan or one year of base salary for less than 10 years of service and 2 and 1/2 times base salary for over 10 years of service. Our long term disability plan provides salaried employees with a disability benefit after six months of disability of 60% of base salary up to a maximum of $12,000 a month while disabled and until normal retirement at age 65. Pension benefits payable at retirement are described under “Pension Benefits” and deferred compensation benefits that are payable on termination are described under “Deferred Compensation Discussion.”

Stock options and restricted stock held by the named executive officers have no acceleration of vesting upon voluntary or involuntary termination but vesting is accelerated on death, disability, and in some cases retirement. Stock options and restricted stock also vest on a change in control.

The following table provides the dollar value of accelerated vesting of stock options and restricted stock assuming each of the named executive officers had been terminated by death, disability or retirement on December 31, 2007, or a change in control occurred on December 31, 2007.

	Timothy R.	William A.	Mark W.	D. Stephen	Martin
	Wallace	McWhirter	Stiles	Menzies	Graham
Death
Stock Options	$2,435,745	$274,131	$415,433	$480,421	$237,163

Restricted Stock	15,499,796	3,906,526	4,563,744	3,518,580	2,136,132

Total	17,935,541	4,180,657	4,979,177	3,999,001	2,373,295

Disability
Stock Options	2,435,745	274,131	415,433	480,421	237,163

Restricted Stock	15,499,796	3,906,526	4,563,744	3,518,580	2,136,132

Total	17,935,541	4,180,657	4,979,177	3,999,001	2,373,295

Retirement
Stock Options	2,435,745	274,131	415,433	480,421	237,163

Restricted Stock	9,461,036	2,267,876	2,762,664	1,717,500	782,832

Total	11,896,781	2,542,007	3,178,097	2,197,921	1,019,995

Change in Control
Stock Options	2,435,745	274,131	415,433	480,421	237,163

Restricted Stock	15,499,796	3,906,526	4,563,744	3,518,580	2,136,132

Total	17,935,541	4,180,657	4,979,177	3,999,001	2,373,295

The annual incentive compensation agreements also provide that in the event of a change in control, the named executive officers will be paid a proration of the target bonus for the year in which the change in control occurs as of the date of the change in control. Assuming a change in control occurred on December 31, 2007, Messrs. Wallace, McWhirter, Stiles, Menzies, and Graham would have received $855,000, $255,000, $312,000, $312,000, and $262,200, respectively, for their 2007 annual incentive compensation.

Each of the named executive officers has entered into an Executive Severance Agreement (the “Agreement”) with the Company that provides for compensation if the named executive officer’s employment is terminated under one of the circumstances described in the Agreement in connection with a “Change in Control” of the Company. A “Change in Control” is generally defined as (i) any other person or entity acquires beneficial ownership of 30% or more of our outstanding common stock or the combined voting power over our outstanding voting securities; (ii) the incumbent directors cease for any reason to constitute at least a majority of the Board; (iii) the completion of certain corporate transactions including a reorganization, merger, statutory share exchange, consolidation or similar transaction, a sale or other disposition of all or substantially all of our assets, or the acquisition of assets or stock of another entity, subject to certain exceptions; or (iv) our shareowners approve a complete liquidation or dissolution of the Company.

The Agreements are for continuous two-year terms until terminated by the Company upon specified notice and continue for two years following a Change in Control. The Agreements provide that if there is a Change in Control of the Company and if the Company terminates the executive’s employment other than as a result of the executive’s death, disability or retirement, or for “cause,” or if the executive terminates his or her employment for “good reason,” then the Company will pay to such executive a lump sum equal to three times (i) the amount of the executive’s base salary, (ii) the annual perquisite allowance, and (iii) the higher of the average bonus earned over the previous three years or the target bonus for the fiscal year in which the Change in Control occurs.

“Cause” is generally defined as a participant’s (i) willful and continued failure to substantially perform his employment duties with the Company; (ii) misappropriation or embezzlement from the Company or any other act or acts of dishonesty by the participant constituting a felony that results in gain to the participant at the Company’s expense; (iii) conviction of the participant of a felony involving moral turpitude; or (iv) the refusal of the participant to accept offered employment after a Change in Control.

“Good reason” is generally defined as, following a Change in Control, (i) a material adverse change in a participant’s working conditions or responsibilities; (ii) assignment to the participant of duties inconsistent with the participant’s position, duties, and reporting responsibilities; (iii) a change in the participant’s titles or offices; (iv) a reduction in the participant’s annual base salary; (v) a material reduction in the participant’s benefits, in the aggregate, under the benefits plans, incentive plans, and securities plans; (vi) failure to provide a participant with the number of paid vacation days entitled at the time of a Change in Control; (vii) any successor or assign of the Company fails to assume the Agreement; (viii) the relocation of the participant’s principal place of employment outside of Dallas County, Texas; (ix) voluntary resignation by the participant, or termination of employment by reason of the participant’s death or disability, at any time during either a 90-day period beginning after a Change in Control or the 30-day period beginning on the 365th day after a Change in Control; or (x) any purported termination not conducted pursuant to a notice of termination by the Company.

The severance benefits provided by the Agreements also include continuation of all medical, dental, vision, health, and life insurance benefits to which each executive would have been entitled if the executive had continued in the employment of the Company for 36 months after the executive’s termination, a lump sum equivalent to the value of an annuity payable at age 65 with 36 months of additional service without regard to limitations imposed by the Code, less the benefit actually accrued under the pension plan, and the right to surrender unexercised stock options and receive cash for the net realizable value of the options based on the highest price of the Common Stock within 180 days prior to the date of termination (the “Put Option”).

The Agreements further provide that if any payment to which the executive is entitled would be subject to the excise tax imposed by Section 4999 of the Code, then the Company will pay to the executive an additional amount so that the net amount retained by the executive is equal to the amount that otherwise would be payable to the executive if no such excise tax has been imposed.

If each named executive officer’s employment had been terminated on December 31, 2007 under one of the circumstances described in the Agreement in connection with a Change in Control of the Company, the named executive officers would have received the following:

			Increase in
			Present
			Value of
	Cash	Continuation	Pension	Value of	Estimated
Name	Compensation(1)	of Benefits(2)	Benefits(3)	Put Option(4)	Gross-up(5)	Total
Timothy R. Wallace	$8,134,266	$224,000	$3,119,000	$3,404,949	$—	$14,882,215

William A. McWhirter	2,813,686	224,000	871,000	482,057	2,786,791	7,177,534

Mark W. Stiles	3,648,244	224,000	1,978,000	699,871	3,282,341	9,832,456

D. Stephen Menzies	3,546,876	224,000	615,000	741,766	2,731,670	7,859,312

Martin Graham	2,884,945	224,000	—	383,346	1,637,771	5,130,062

(1)	Cash lump sum equal to three times base salary, perquisite allowance, and applicable bonus.

(2)	Estimated cost of continuation for 36 months of medical and life insurance benefits.

(3)	Cash lump sum payment for the increase in present value of pension benefits. Not applicable to Mr. Graham because he no longer accrues benefits under the Standard Pension Plan.

(4)	Value of Put Option is a calculation of any excess in the amount that would have been realizable from the exercise and sale of options using the highest closing price of the Company’s common stock during the 180 days preceding December 31, 2007, over the amount that would have been realizable from the exercise and sale of stock options on December 31, 2007.

(5)	Estimated gross up of income, employment and change in control excise taxes. The calculations for Mr. Wallace did not result in excise taxes under Code Section 280G; therefore, no gross-up payments would have been paid if his employment had been terminated on December 31, 2007.

Director Compensation

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2007.

Director Compensation Table

			Change in
			Pension
			Value and
	Fees		Nonqualified
	Earned		Deferred
	or Paid	Stock	Compensation	All Other
	in Cash	Awards	Earnings	Compensation	Total
Name	($)(1)	($)(2)(3)	($)(4)	($)(5)	($)
John L. Adams(6)	$58,167	$68,707	$520	$2,849	$130,243

Rhys J. Best	74,333	111,926	—	1,286	187,545

David W. Biegler	98,167	111,926	3,181	4,161	217,435

Leldon E. Echols(6)	26,667	22,054	—	177	48,898

Ronald J. Gafford	79,500	111,926	8,000	1,661	201,087

Ronald W. Haddock	88,000	111,926	—	1,286	201,212

Jess T. Hay	92,167	111,926	—	4,161	208,254

Adrian Lajous	76,500	174,911	—	881	252,292

Diana S. Natalicio	66,500	111,926	—	1,661	180,087

(1)	Includes amounts deferred under the 2005 Deferred Plan for Director Fees.

(2)	Stock awards are for restricted stock units awarded in 2006 and 2007 and the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R. Our policy and assumptions made in the valuation of share-based payments are contained in Notes 1 and 17 of Item 8 of the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007. The SFAS 123R grant date fair value of the awards granted in 2007 for Messrs. Adams, Best, Biegler, Gafford, Haddock, Hay, and Lajous and Dr. Natalicio was $117,784 and for Mr. Echols was $88,218. The amount reported represents five months of amortization of the grant date fair value of the awards granted during 2006 and seven months of amortization of the grant date fair value of the awards granted during 2007 for Messrs. Best, Biegler, Gafford, Haddock, Hay, and Dr. Natalicio of $111,926 each. For Mr. Lajous, the amount reported represents twelve months of amortization of the grant date fair value of the awards granted December 14, 2006, and seven months of amortization of the grant date fair value of the awards granted in 2007. For Mr. Adams, the amount reported represents seven months of amortization of the grant date fair value of the awards granted in 2007. For Mr. Echols, the amount reported represents four months of amortization of the grant date fair value of the awards granted in 2007.

(3)	Messrs. Adams, Best, Biegler, Echols, Gafford, Haddock, Hay, Lajous, and Dr. Natalicio had restricted stock units totaling 2,683; 6,433; 7,933; 2,527; 7,933; 6,433; 7,933; 5483; and 7,933, respectively as of December 31, 2007. Messrs. Adams, Best, Biegler, Gafford, Haddock, Hay, and Dr. Natalicio had stock options totaling 89,028; 3,750; 52,500; 26,250; 3,750; 52,500; and 45,000, respectively as of December 31, 2007.

(4)	In 2005, the Board of Directors made amendments to the Directors Retirement Plan (the “DRP”) that was designed to discontinue the DRP. Before the addition of the two new directors in 2005, the DRP was amended to exclude new directors, and in December 2005 it was amended to terminate the interest of each fully vested non-employee director as of December 15, 2005, and to make provision to terminate the interest of the remaining directors who were not fully vested. The basic benefit of the DRP before it was amended was a monthly payment for ten years upon retirement, disability or death equal to a percentage of the annual retainer in effect at termination of Board service. The percentage was based upon the number of years of service, starting with 50% after five years of service and increasing 10% for each year up to 100% after ten years. Mr. Gafford is the remaining participating director who was not fully vested on December 15, 2005. He will receive a payout of benefits to the extent vested on the earlier of retirement, death, a change of control as defined by Section 409A of the Code or after ten years of service on the Board with payment calculated on the same basis as used for termination of the fully vested directors’ interest in the DRP, except that the date for calculation of the present value factor will be the date benefits are payable and not December 15, 2005. Includes for Messrs. Adams and Biegler the above market earnings from the interest rate equivalent under the 2005 Deferred Plan for Director Fees.

(5)	Includes dividend equivalents on stock units in director fee deferral plans. For Messrs. Adams, Biegler, and Hay, includes a $2,500 matching contribution by the Company in each of their names pursuant to the Company’s Matching Gifts to Education Program. The maximum annual contribution that may be matched under that Program is $2,500 per individual.

(6)	Mr. Adams joined the Board on March 5, 2007, and Mr. Echols joined the Board on September 10, 2007.

Director Compensation Discussion

Each director of the Company who is not a compensated officer or employee of the Company receives cash compensation as follows:

•	Board member annual retainer of $50,000

•	Presiding Director — annual retainer of $5,000

•	Board meeting fee of $1,500 for each meeting attended

•	Audit Committee Chairman — annual retainer of $15,000

•	Member of the Audit Committee — $2,000 for each meeting attended

•	Human Resources Committee Chairman — annual retainer of $7,500

•	Chairman of other Board Committees — annual retainer of $5,000

•	Member of other Board Committees — $1,500 for each meeting attended

The Board has also established a cash equivalent value as a guide for annual equity compensation for directors of $100,000 and will use a 12 month average share price as the basis for future awards. In May 2007, each director who was not also an executive officer of the Company was granted 2,683 restricted stock units, with dividend equivalents, that are convertible into 2,683 shares of common stock upon termination from the Board. Upon joining the Board in September 2007, Mr. Echols was granted 2,527 restricted stock units.

Directors may elect, pursuant to a 2005 Deferred Plan for Director Fees, to defer the receipt of all or a specified portion of the fees to be paid to him or her. Deferred amounts are credited to an account on the books of the Company and treated as if invested either at an interest rate equivalent (7 3/4% in 2007) or, at the director’s prior election, in units of the Company’s Common Stock at the closing price on the New York Stock Exchange on the first trading day of the quarter following the date that a payment is credited to the director’s account. Such stock units are credited with amounts equivalent to dividends paid on the Company’s Common Stock. Upon ceasing to serve as a director or a change in control, the value of the account will be paid to the director in annual installments not exceeding ten years according to the director’s prior election.

TRANSACTIONS WITH RELATED PERSONS

The Corporate Governance and Directors Nominating Committee has adopted a Policy and Procedures for the Review, Approval, and Ratification of Related Person Transactions. In accordance with the written policy, the Corporate Governance and Directors Nominating Committee, or the chair of such committee, as applicable, is responsible for the review, approval, and ratification of all transactions with related persons that are required to be disclosed under the rules of the SEC. Under the policy, a related person includes any of our directors, executive officers, certain stockholders, and any of their respective immediate family members. The policy applies to Related Person Transactions which are transactions in which the Company participates, a related person has a direct or indirect material interest, and the amount exceeds $120,000. Under the policy, the Chief Legal Officer (the “CLO”) will review potential transactions and in consultation with the CEO and CFO will assess whether the proposed transaction would be a Related Person Transaction. If the CLO determines the proposed transaction would be a Related Person Transaction, the proposed transaction is submitted to the Corporate Governance and Directors Nominating Committee, or the chair of such committee, as applicable, for review and consideration. In reviewing Related Person Transactions, the Corporate Governance and Directors Nominating Committee, or the chair of such committee, as applicable, shall consider all relevant facts and circumstances available, including, but not limited to the following:

•	the benefits to the Company of the Related Person Transaction;

•	the impact of a director’s independence if the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer;

•	the availability of other sources for comparable products and services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or employees generally.

After reviewing such information, the Corporate Governance and Directors Nominating Committee, or the chair of such committee, as applicable, may approve the Related Person Transaction if the committee, or the chair of the committee, as applicable, concludes in good faith that the Related Person Transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.

Under the policy, the HR Committee must approve hiring of immediate family members of executive officers or directors and any subsequent material changes in employment or compensation.

Employed family members of directors and executive officers with total compensation for 2007 in excess of $120,000 are as follows:

•	Mr. Patrick S. Wallace, brother of Timothy R. Wallace, is an officer of a subsidiary of the Company. His total compensation was $896,262 for 2007, which includes base salary; bonus; matching contributions to defined contribution plans; perquisite allowance; and the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R.

•	Mr. W. Ray Wallace, father of Timothy R. Wallace, is the Former Chairman and CEO of Trinity Industries, Inc. and is currently employed by the Company to provide consultation to the CEO and the Board and also serves as an Advisory Director of the Company. His total compensation was $238,329 for 2007, which includes base salary; personal use of company aircraft; the dollar value of the lost tax deduction for expenses that exceeded the amount reported as income related to the personal use of the Company’s aircraft; director meeting fees associated with attendance as an Advisory Director; out-of-pocket medical reimbursement; and other compensation.

•	Mr. Webb Spradley, son-in-law of Mr. Hay, is employed by the Company in a non-executive officer capacity. His total compensation was $308,437 for 2007, which includes base salary; bonus; matching contributions to a defined contribution plan; and the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R.

In 2007, the Company purchased a fractional interest in an aircraft from a company owned by W. Ray Wallace, resulting in the Company owning 100% of such aircraft. The purchase price was $846,285 for the fractional interest and was based on appraisals by two independent outside valuation firms. The purchase was reviewed and approved in accordance with the Policy and Procedures for the Review, Approval, and Ratification of Related Person Transactions.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table presents the beneficial ownership of our common stock as of March 21, 2008, except as noted for (i) each person beneficially owning more than 5% of the outstanding shares of our common stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table, and (iv) all of our directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder possesses sole voting and investment power with respect to its, his or her shares. The business address of each of our directors and executive officers is c/o Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207-2401.

	Amount and Nature of
	Ownership of		Percent of
Name and Address	Common Stock(1)		Class
Directors:
John L. Adams	169,053		*

Rhys J. Best	17,683		*

David W. Biegler	62,833		*

Leldon E. Echols	2,527		*

Ronald J. Gafford	34,183		*

Ronald W. Haddock	22,400		*

Jess T. Hay	68,933		*

Adrian Lajous	5,483		*

Diana S. Natalicio	58,183		*

Named Executive Officers:
Timothy R. Wallace	1,214,994	(2)	1.5%

William A. McWhirter	179,418		*

Mark W. Stiles	206,113		*

D. Stephen Menzies	184,847		*

Martin Graham	102,034		*

All Directors and Executive Officers as a Group (24 persons)	2,694,176		3.3%

Over 5% Owners:
Citadel Investment Group, L.L.C.	5,644,126	(3)	6.9%

First Pacific Advisors, Inc.	5,050,800	(4)	6.2%

Franklin Resources, Inc.	5,386,701	(5)	6.6%

Jeffrey L. Gendell	10,853,835	(6)	13.3%

The Vanguard Group, Inc.	4,112,555	(7)	5.1%

*	Less than one percent (1%)

(1)	Unless otherwise noted, all shares are owned directly, and the owner has the right to vote the shares, except for (i) shares that officers and directors have the right to acquire through the exercise of stock options or through restricted stock units held as of March 21, 2008, or within 60 days thereafter as follows: Adams (91,711); Best (10,183); Biegler (60,433); Echols (2,527); Gafford (34,183); Graham (5,339); Haddock (10,183); Hay

(60,433); Lajous (5,483); McWhirter (8,099); Menzies (17,235); Natalicio (52,933); Stiles (10,665); Wallace (84,570); and all directors and executive officers as a group (507,714). Includes shares indirectly held through the Company’s 401(k) Plan as follows: Wallace (1,760), McWhirter (698), and all executive officers as a group (3,890) shares. Certain executive officers and directors maintain margin securities accounts, and the positions held in such margin accounts, which may from time to time include shares of Common Stock, are pledged as collateral security for the repayment of debit balances, if any, in the accounts. At March 21, 2008, one executive officer had 22,604 shares in a margin account with outstanding credit lines or loans, and one director had 3,075 shares pledged on a revolving line of credit.

(2)	Includes 127,046 shares held indirectly by limited partnerships which Mr. Wallace controls.

(3)	Citadel Investment Group, LLC and affiliates thereof, 131 S. Dearborn St., 32nd Floor, Chicago, Illinois, 60603, reported to the SEC on Schedule 13G filed January 18, 2008, that Citadel Investment Group, LLC and its affiliates had shared voting power over 5,644,126 shares and shared dispositive power over 5,644,126 shares.

(4)	First Pacific Advisors, LLC and its affiliates, 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, reported to the SEC on an Amendment to Schedule 13G filed February 12, 2008, that First Pacific Advisors, LLC, in its capacity as investment adviser to its various clients, may be deemed to be the beneficial owner of 5,050,800 shares owned by such clients, as in its capacity as investment adviser it has the power to dispose, direct the disposition of, and vote the shares of the Company owned by its clients. First Pacific Advisors, LLC also stated that Robert L. Rodriguez and J. Richard Atwood are part-owners and managing members of First Pacific Advisors, LLC, and as controlling persons, they may be deemed to beneficially own 5,050,800 shares owned by First Pacific Advisors, LLC, and that First Pacific Advisors, LLC and its affiliates had shared voting power over 1,795,900 shares and shared dispositive power over all 5,050,800 shares.

(5)	Franklin Resources, Inc. and its affiliates, One Franklin Parkway, San Mateo, CA 94403-1906, reported to the SEC on an Amendment to Schedule 13G filed February 4, 2008, that certain affiliates of Franklin Resources, Inc. have sole voting power over 5,366,581 shares and sole dispositive power over 5,366,581 shares. These shares are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Related investment management contracts give these subsidiaries of Franklin Resources, Inc. all investment and/or voting power over these shares, so subsidiaries of Franklin Resources, Inc. may be deemed to be the beneficial owners of the shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of ten percent of the outstanding common stock of Franklin Resources, Inc., and thus may be deemed to be beneficial owners of shares held by persons and entities for whom or for which subsidiaries of Franklin Resources, Inc. provide investment management services.

(6)	Jeffery L. Gendell and affiliates, 55 Railroad Avenue, Greenwich, Connecticut 06830, reported to the SEC on an Amendment to Schedule 13G filed on February 12, 2008, that Mr. Gendell is the managing member of Tontine Management, L.L.C. (“TM”), a Delaware limited liability company, the general partner of Tontine Partners, L.P. (“TP”), a Delaware limited partnership, and the managing member of Tontine Overseas Associates, L.L.C., a Delaware limited liability company (“TOA”). Mr. Gendell is also the investment adviser to Tontine Overseas Fund Ltd., a Cayman Island Corporation (“TO”), Tontine 25 Overseas Master Fund, L.P., a Cayman Island exempted partnership, and certain separately managed accounts. Mr. Gendell has shared voting and dispositive power over 10,853,835 shares, TOA has shared voting and dispositive power over 4,133,435 shares, TP has shared voting and dispositive power over 6,720,400 shares, and TM has shared voting and dispositive power over 6,720,400 shares.

(7)	The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, Pennsylvania 19355, reported to the SEC on an Amendment to Schedule 13G filed on February 27, 2008, that Vanguard Group, Inc. has sole voting power over 27,489 shares and sole dispositive power over 4,112,555 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of the Vanguard Group, Inc., is the beneficial owner of 36,660 shares as a result of its serving as investment manager of collective trust accounts.

ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, and persons who own more than ten percent of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). These reports are also filed with the New York Stock Exchange, and a copy of each report is furnished to the Company.

Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year. To the Company’s knowledge, based on a review of reports furnished to it and written representations from reporting persons, each individual who was required to file such reports complied with the applicable filing requirements during 2007, except Mr. Adams inadvertently filed two late Form 4s relating to two transactions.

Stockholder Proposals for the 2009 Proxy Statement

Stockholders’ proposals to be presented at the 2009 Annual Meeting of Stockholders, for inclusion in the Company’s Proxy Statement and form of proxy relating to the meeting, must be received by the Company at its offices in Dallas, Texas, addressed to the Corporate Secretary of the Company, no later than December 3, 2008. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations and provisions governing the solicitation of proxies.

Director Nominations or Other Business for Presentation at the 2009 Annual Meeting

Under the Bylaws of the Company, certain procedures are provided which a stockholder must follow in order to place in nomination persons for election as directors at an annual meeting of stockholders or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to place in nomination persons for directors, and/or bring a proper subject of business before an annual meeting, must do so by a written notice timely received (on or before March 6, 2009, but no earlier than February 4, 2009, for the 2009 Annual Meeting) to the Corporate Secretary of the Company containing the name and address of the stockholder, the number of shares of the Company beneficially owned by the stockholder, and a representation that the stockholder intends to appear in person or by proxy at the meeting. If the notice relates to a nomination for director, it must also set forth the name and address of any nominee(s), all arrangements or understandings between the stockholder and each nominee and any other person or person(s) (including their names) pursuant to which the nomination(s) are to be made, such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board, and the consent of each nominee to serve. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as director. Notice of an item of business shall include a brief description of the proposed business and any material interest of the stockholder in such business.

The Chairman of the meeting may refuse to allow the transaction of any business not presented, or to acknowledge the nomination of any person not made, in compliance with the foregoing procedures. Copies of the Company’s Bylaws are available from the Secretary of the Company.

See “Corporate Governance and Directors Nominating Committee” for the process for stockholders to follow to suggest a director candidate to the Corporate Governance and Directors Nominating Committee for nomination by the Board.

Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, including financial statements, was included with the Annual Report mailed to each stockholder. Stockholders may obtain without charge another copy of the Form 10-K, excluding certain exhibits, by writing to Paul M. Jolas, Deputy General Counsel – Corporate and Transactions and Corporate Secretary, Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207.

OTHER BUSINESS

Management of the Company is not aware of other business to be presented for action at the Annual Meeting; however, if other matters are presented for action, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors

PAUL M. JOLAS
Deputy General Counsel – Corporate and Transactions
and Corporate Secretary

April 2, 2008

☐
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - May 5, 2008
      The undersigned hereby appoints Timothy R. Wallace, Jess T. Hay and Paul M. Jolas and each of them with full power of substitution, attorneys, agents and proxies (“agents”) of the undersigned to vote as directed on the reverse side the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Trinity Industries, Inc. to be held at its offices, 2525 Stemmons Freeway, Dallas, Texas 75207, on Monday, May 5, 2008 at 8:30 a.m. Central Daylight Time, and at any adjournment or adjournments thereof. If more than one of the above agents shall be present in person or by substitution at such meeting or at any adjournment thereof, the majority of said agents so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said agents, their substitutes, or any of them, may lawfully do by virtue hereof.
      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NAMED NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.
(Continued and to be signed on the reverse side)
14475

ANNUAL MEETING OF STOCKHOLDERS OF
May 5, 2008

PROXY VOTING INSTRUCTIONS
MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.
- or -
TELEPHONE- Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â
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THE DIRECTORS RECOMMEND VOTING “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of (10) Directors:				2.	To approve ratification of the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for fiscal year ending December 31, 2008.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡ John L. Adams
¡ Rhys J. Best
☐	WITHHOLD AUTHORITY	¡ David W. Biegler		3.	In their discretion on such other matters as may properly come before the meeting.
	FOR ALL NOMINEES	¡ Leldon E. Echols
¡ Ronald J. Gafford
☐	FOR ALL EXCEPT	¡ Ronald W. Haddock
	(See Instructions below)	¡ Jess T. Hay
¡ Adrian Lajous
¡ Diana S. Natalicio ¡ Timothy R. Wallace

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF STOCKHOLDERS OF
May 5, 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â
■

THE DIRECTORS RECOMMEND VOTING “FOR” EACH OF THE NOMINEES FOR DIRECTOR AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

						FOR	AGAINST	ABSTAIN
1. Election of (10) Directors:				2.	To approve ratification of the appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for fiscal year ending December 31, 2008.	☐	☐	☐

NOMINEES:
☐	FOR ALL NOMINEES	¡ John L. Adams
¡ Rhys J. Best
☐	WITHHOLD AUTHORITY	¡ David W. Biegler		3.	In their discretion on such other matters as may properly come before the meeting.
	FOR ALL NOMINEES	¡ Leldon E. Echols
¡ Ronald J. Gafford
☐	FOR ALL EXCEPT	¡ Ronald W. Haddock
	(See Instructions below)	¡ Jess T. Hay
¡ Adrian Lajous
¡ Diana S. Natalicio ¡ Timothy R. Wallace

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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